Disclaimers 2 Non-GAAP Information Certain measures included in this document are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports. FHN’s management believes such measures, even though not always comparable to non-GAAP measures used by other financial institutions, are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. The non-GAAP measures presented in this document are listed, and are reconciled to the most comparable GAAP presentation, in the non-GAAP reconciliation table(s) appearing in the Appendix. In addition, presentation of regulatory measures, even those which are not GAAP, provide a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this document include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; and risk-weighted assets, which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios. Forward-Looking Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements pertain to FHN's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. Forward-looking statements can be identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond FHN’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause FHN’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include those mentioned: in this document; in Item 7.01 of FHN’s Current Report on Form 8-K to which this document has been filed as an exhibit; in the forepart, and in Items 1, 1A, and 7, of FHN’s most recent Annual Report on Form 10-K, as amended; and in the forepart, and in Item 1A of Part II, of FHN’s Quarterly Report(s) on Form 10-Q filed this year. FHN assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time. Presentation Conventions Throughout this presentation: numbers may not foot due to rounding; references to EPS are fully diluted; CAGR refers to compound annual growth rate; FDIC deposit data is as of June 30, 2022; unless otherwise stated, current information is for 1Q23 or as of March 31, 2023, as applicable; and, unless otherwise stated, current YoY information is 1Q23 vs. 1Q22.

Committed to driving enhanced shareholder returns 3 Proven record • 159-year track record • Strong financial performance • Prudent risk management practices • Demonstrated operational resilience • Delivered ~$200 million of annualized merger- integration cost saves • Delivered more consistent shareholder outperformance Experienced team • Executive Management team with >25 years of average banking experience • 94% retention of top two tiers • Operating in a cohesive, performance-oriented culture • Successfully navigated through a wide range of economic cycles Positioned for the future • Strong capital position and risk management mindset • Diversified, relationship- oriented, client-centric business model • Highly attractive geographic footprint • Resources aligned with client benefits and most profitable opportunities Proven ability to deliver more consistent returns through the cycle

Regional Banking The Foundation of our Business

5 Strong foundation for success 1. FHN and IBKC MOE closed on 7/1/20; 1Q20 data is combined FHN/IBKC data. Combined financial information adds together historical unaudited information from legacy FHN and legacy IBKC without any adjustments, eliminations, or analysis required by GAAP purchase accounting or the SEC’s pro- forma rules; it is non-GAAP and reconciled to GAAP measures in the appendix. Provide Capital + Counsel through advice-driven client engagement • 417 Banking Centers located across 12 higher growth states • Provide large bank capabilities with client-centric delivery of a community bank to ~1 million clients • Full relationship focus with deposit emphasis, higher quality lending portfolio, and Wealth Management services • Community driven with commitments from foundation giving and associate engagement Who we are What we’ve accomplished Between 1Q20 to 1Q23 we supported clients through the pandemic, completed a merger of equals, and delivered strong financial results, including:1 • +9% Deposit growth • +8% Loan growth • $66 million in revenue synergies • $59 million of cost saves • +18% PPNR CAGR What’s next • Deepen relationships with client-centric strategy, building on current franchise and business lines • Continue to invest in and retain talent and grow with the communities we serve • Maintain disciplined credit culture • Continue to deliver strong financial results

Regional banking model with history of success

Demonstrated pre-provision net revenue growth founded on a strong balance sheet

Pre-provision net revenue[1]
($s in millions)



$910
$1,063
$1,164
$1,504
FY20²
FY21
FY22
1Q23³

FY20 to 1Q23 CAGRs:

- +18% pre-provision net revenue
- +10% revenue growth
- Strong expense discipline, only +3%

Period-end loans
($s in billions)



$40.3
$3.8
$36.4
$37.9
$1.0
$36.9
$41.6
$0.1
$41.6
$42.3
$42.2
2020
2021
2022
1Q23
PPP loans
Total loans (excl. PPP)⁴

FY20 to 1Q23 CAGRs:

- +7% loans, excluding PPP[4]
- Balanced growth:
  - +9% for C&I, excluding PPP[4]
  - +4% for CRE

Period-end deposits
($s in billions)



$61.6
$67.7
$58.8
$57.2
2020
2021
2022
1Q23

- Stimulus-related deposit build in 2020 and 2021
- Recent trends reflect strategic run-off of excess deposits, allowing for disciplined pricing
- Retained 97% of regional banking clients in 1Q23

1. PPNR is a non-GAAP measure and reconciled in the appendix
2. FHN and IBKC MOE closed on 7/1/20; 1Q20 data is combined FHN/IBKC data. Combined financial information adds together historical unaudited information from legacy FHN and legacy IBKC without any adjustments, eliminations, or analysis required by GAAP purchase accounting or the SEC's pro-forma rules; it is non-GAAP and reconciled to GAAP measures in the appendix
3. Annualized
4. Loans excluding PPP and C&I loans excluding PPP are non-GAAP measures and reconciled in the appendix

6

7 Opportunity to grow with communities we serve Well positioned in higher-growth markets to deliver strong results Map source: SNL Financial. MSA population growth projections are from 2023 to 2028. Excludes one NY branch that is managed as an extension of the FL market. 1. Source: Bureau of Economic Analysis. Real GDP is in millions of chained 2012 dollars. Growth is measured from 4Q21 to 4Q22 for the states in which FHN operates branches excluding NY. 2. Source: U.S. Census Bureau, Population Division. Growth is measured from April 1, 2020 to July 1, 2022 for the states in which FHN operates branches excluding NY. 3. Source: SNL Financial based on the FDIC 2022 Summary of Deposit Highlights. Deposits market share based on the MSAs in which FHN operates. 4.0x population growth vs national average2 2.6x GDP growth vs national average1 $5.1 trillion of deposits in our MSAs, providing significant opportunity for deposit gathering3 70+ new producers hired since January 2022, primarily in higher-growth markets Top 5 Projected population CAGR -1.7% +2.2% market share in 13 of our top 20 MSAs3

Strong market share

Our top MSAs are located in attractive southern markets

MSA	Deposits ($Bn)	Branches (No.)	Avg. Deposits per Branch ($MM)	Market Rank (No.)	Market Share (%)	% of Total FHN Franchise (%)
Memphis, TN	13.4	32	420	1	32.1	18.7
Miami, FL	7.8	28	279	10	2.2	10.9
Nashville, TN	6.7	40	168	5	7.2	9.3
Knoxville, TN	4.3	23	185	1	17.5	5.9
Chattanooga, TN	3.2	15	216	1	21.2	4.5
Lafayette, LA	2.6	14	184	1	18.7	3.6
New Orleans, LA	2.5	19	132	5	5.1	3.5
Naples, FL	2.1	7	296	4	9.1	2.9
Atlanta, GA	1.7	9	185	17	0.7	2.3
Raleigh, NC	1.5	11	140	6	2.8	2.1
Birmingham, AL	1.4	7	205	8	2.9	2.0
Houston, TX	1.4	6	231	21	0.4	1.9
Key West, FL	1.4	9	152	1	26.9	1.9
Baton Rouge, LA	1.4	6	226	5	4.8	1.9
Orlando, FL	1.3	10	127	11	1.7	1.8
Lake Charles, LA	1.2	6	205	1	18.8	1.7
Durham, NC	1.2	13	91	5	4.4	1.6
Winston-Salem, NC	1.1	15	73	4	7.3	1.5
Johnson City, TN	1.1	4	267	1	23.6	1.5
Cape Coral, FL	1.1	9	117	7	4.5	1.5
Charlotte, NC	0.9	13	72	11	0.3	1.3
Hickory, NC	0.8	7	113	5	11.2	1.1
Mobile, AL	0.7	2	330	5	6.1	0.9
Sarasota, FL	0.6	7	89	14	2.0	0.9
Kingsport, TN	0.6	7	86	2	12.1	0.8

Memphis, TN



New Orleans, LA



Nashville, TN



Miami, FL



Orlando, FL



Houston, TX



Atlanta, GA



Charlotte, NC



Raleigh, NC



Knoxville, TN



Dallas, TX



Naples, FL



Source: SNL Financial based on the FDIC 2022 Summary of Deposit Highlights. Includes FHN's top 25 MSAs.

8

Retaining and investing in talent 9 Stable leadership Experience at all levels Strong retention and tenure of bankers results in high client retention and deeper relationships 100% retention of Regional Presidents1 99% retention in top two tiers across markets1 92% retention of the top half of relationship managers2 83% of long-term retention incentives targeted to top half of producers, with 79% of awards payable after 2023 Successful retention among high performing producers 1. Retention from 1Q22 to 1Q23. Includes Regional presidents, market presidents, and team leads. 2. Retention from 1Q22 to 1Q23 of the relationship managers with the highest revenue performance in 2021. 7 years 9 years 10 years 13 years 18 years Tellers Relationship Managers Banking Center Managers Financial Advisors Regional Presidents Average tenure:

Client-centric strategy 10 Our client-centric approach is at the center of all we do and delivers long-lasting, balanced relationships Relationship focus and trusted advisor • People-led, technology enabled • Deliver Capital + Counsel via team-based expertise • There for clients’ personal and business needs across all life stages Our approach The results Credit partnership • Dedicated deal-teams understand clients and specific market dynamics Full capabilities • Expanded Wealth Management coverage • New Treasury Management platform • Commercial Banking expertise Strong retention and long-term relationships • Retained 97% of regional banking clients in 1Q23 • Retained 91% of primary IBKC clients post-conversion • Median client tenure of 16 years Full relationship with our clients • Primary bank for 60% of regional bank clients • Top-quartile wallet share1 • Less than 4% of clients are loan-only relationships 1. Source: BAI Consumer Benchmarking as of June 2022 including 21 banks.

$1.9B $7.4B $1.0B $23.0B $2.0B $1.6B $0.6B $6.3B $0.7B Attractive deposit franchise 11 Well-diversified deposit base with strong client retention and good momentum Well positioned in higher- growth markets Diversified funding mix Stable client base Retained 97% of clients in 1Q23 2/3rds of total deposits are in MSAs where FHN has top 5 market share 1Q23 realized the strongest new account volume in three years 63% of total deposits are insured by the FDIC or collateralized Data as of period-end 1Q23. Deposits of $0.6B in the NY branch are managed as an extension of the FL market and are included in the FL number. $0.5B 26% 8% 41% 25% Commercial DDA Consumer DDA Consumer interest bearing Commercial interest bearing 1Q23 PE Deposits $57B

Higher-quality, diversified loan portfolio

There for clients' personal and business needs across all life stages

Geographically diversified portfolio



$0.1B
$3.8B
$10.9B
$1.2B
$0.9B
$0.1B
$2.4B
$3.2B
$5.1B
$4.2B
$10.4B

High quality loan mix



19%
1Q23
PE Loans
$42B
51%
28%
2%

- C&I
- CRE
- Consumer Real Estate
- Credit card and other

Serving clients across multiple segments

Commercial Banking	*Enterprises of $25-$500 million in annual sales, with a target of $50-$150 million*
Business Banking	*Enterprises below $25 million in annual sales, with a target of $5-$15 million*
Private Client & Wealth	*Affluent consumers (especially principals of our Commercial and Business Banking clients) with >$1 million in investible assets*
Retail	*Consumers with >$150k in investible assets (emerging affluent). Focus on low-cost deposit gathering*

Map: Period-end 1Q23. Loans of $1.0B in the NY branch are managed as an extension of the FL market and are included in the FL number.

12

Treasury & Wealth Management expertise

Teams partner with commercial bankers to deliver value for clients while driving fee income and deposit growth

Treasury Management

$138 million
in fee income
(1Q23 annualized)

+18,000
treasury management clients

$25 billion
in deposits

+4% YoY
growth in client base

- ~80% of commercial deposits from clients with Treasury Management relationships
- Partner to deliver expertise via team-based, relationship approach
- Continued investment in digital banking capabilities
- Innovative payments solutions (e.g., ClearPath Fast Payments)
- Insured deposit products for larger commercial balances

Wealth Management

AUM/AUA Growth
($s in billions)


CAGR
+24%
$41.5
$66.8
2020
1Q23

+3% YoY
growth in client base

- Comprehensive capabilities: wealth management, financial planning, insurance, investments, trust, brokerage & family office
- Top-quartile in per-Advisor revenue generation and productivity. New investment assets per-Advisor are double the peer median and recurring revenue per-Advisor is 35% higher than median[1]
- 110+ advisors and 50+ trust professionals and continue to add talent in higher-growth markets

1. Source: 2021-2022 Kehrer Bielan Bank Broker-Dealer Survey.

13

14 Invested in communities $773 million2 on lending to business in LMI communities and business with revenues < $1M in 2022 $857 million1 on home mortgage lending in LMI communities and to LMI borrowers in 2022 $205 million Community Development Investments in 2022 $50 million Recently committed to First Horizon Foundation to continue the impactful work our teams do across the footprint $294 million Community Development Loans in 2022 $2.6 million Mortgage grants serving 349 new homeowners, including grants from the new Diversity Grant Program launched in August 2022 as a Special Purpose Credit Program 24,585 hours served By 1,083 associates participating in 8,678 activities through 1,018 nonprofit organizations in 2022 $23 million invested by First Horizon Foundations through 1,500 nonprofit partners in 2022 40% of funds dedicated to low- and moderate -income communities in 2022 1. Based on the HMDA-LAR; home mortgage includes home purchase, refinance, and home improvement originations and purchases in the bank's assessment areas 2. Based on the CRA-LR; small business lending includes originations in the bank's assessment areas Commitment to continuously care for communities — through all economic cycles — has always been part of our strategy and embedded in our core values

Sustainable and successful model 15 BANK DIRECTOR Recognized by clients, associates and independent evaluators as a great place to bank and work

Specialty Banking Delivering Strong Risk-Adjusted Returns through Diversified, Well-Managed Businesses

Unique value proposition 17 • Asset-Based Lending • Franchise Finance • Equipment Finance • Corporate Banking • Professional CRE • Correspondent Banking • International • Syndications • Energy Lending2 • Healthcare2 • Sports & Entertainment2 1. Top bankers refers to top 50% of bankers 2. Managed within the Regional Bank and reflected in the Regional Bank financials Diversification across eleven specialty verticals plus three dedicated countercyclical businesses provides unique value proposition • FHN Financial • Mortgage Lending • Mortgage Warehouse Lending • Deep industry experience creates value for clients • Fewer, more focused competitors • Nationwide footprint enables selectivity • Strong credit profiles • Retained 91% of top bankers and entire leadership team1 Specialty lending verticals Countercyclical businesses Managed and reported in Regional Bank

Financial performance

Pre-provision net revenue[1]

($s in millions)



$706
$425
$281
$647
$347
$299
$429
$119
$309
$356
$28
$328
FY20[2]
FY21
FY22
1Q23[3]
Countercyclical
Specialty lending

- PPNR trend reflects impact of countercyclical businesses in lower-rate environment
- 5% PPNR CAGR since 2020 excluding countercyclicals[1]

Period-end loans

($s in billions)



$17.2
$5.4
$11.8
$16.3
$4.5
$11.8
$16.0
$2.3
$13.7
$16.3
$2.1
$14.2
2020
2021
2022
1Q23
Mortgage warehouse
Total loans excl. MWL[4]

- Loan CAGR of 9% since 2020 excluding Mortgage Warehouse Lending (MWL)[4]
- Decreased MWL concentration from 31% at FY20 to 13% at 1Q23
- Balanced growth led by Asset-Based Lending, Franchise Finance and Equipment Finance

Period-end deposits

($s in billions)



$4.6
$6.2
$3.7
$3.2
2020
2021
2022
1Q23

- Deposit trends reflect runoff of pandemic-related excess cash
- Relationship retention allows for significant recapture opportunity
- Focus on equity sponsors and high net worth principals as new sources of deposits

1. PPNR and PPNR excluding countercyclical are non-GAAP measures and reconciled in the appendix.
2. FHN and IBKC MOE closed on 7/1/20; 1Q20 data is combined FHN/IBKC data. Combined financial information adds together historical unaudited information from legacy FHN and legacy IBKC without any adjustments, eliminations, or analysis required by GAAP purchase accounting or the SEC's pro-forma rules; it is non-GAAP and reconciled to GAAP measures in the appendix.
3. Annualized
4. Loans excluding MWL is a non-GAAP measure and reconciled in the appendix.

18

Specialty operational segmentation 19 Core lending verticals provide long-term accretive value to the bank, while countercyclical businesses provide greater upside opportunity in down cycles • Period-end loan CAGR of 9% excluding MWL3 • 7% net interest income CAGR • 9 bps 3-year average charge-offs • 48 bps 3-year average NPA ratio • Revenues down near pre- pandemic levels • Mortgage sales were $3.9B in 2020 vs $0.5B 1Q23 annualized • FHN Financial PPNR was $180M in 2020 compared to $8M 1Q23 annualized 31% 69% FY20 28% 72% FY21 14% 86% FY22 13% 87% 1Q23 $17.2 $16.3 $16.0 $16.3 Counter- cyclical Specialty lending ($s in billions) Period-end loans $339 $347 $370 $392 $877 $793 $441 $295 FY20 FY21 FY22 1Q231 Countercyclical revenues Specialty lending fees Specialty lending NII ($s in millions) Revenues 0.65% 0.48% 0.38% 0.40% 0.09% 0.04% 0.30% FY20 FY21 0.15% FY22 1Q23 Credit2 NPA% NCO% Specialty lending Countercyclical 1. Annualized 2. Does not include specialty lending managed and reported in the Regional Bank (Healthcare, Energy and Sports & Entertainment) 3. Loans excluding MWL is a non-GAAP measure and is reconciled in the appendix

Core Specialty Lending

Professional Commercial Real Estate

Provides development, acquisition, refinancing, and placement products and services to institutional grade real estate developers, funds, and REITs primarily in the Southern United States

Professional Commercial Real Estate: Who we are

Clients

Serving ~361 leading **developers, funds and REITs**

People

Dedicated team with an average RM, Team Lead, and Credit Officer banking **experience of ~21 years**

Portfolio

Diversified portfolio across property type and geography

Focus on **multi-family & industrial**

Limited exposure in office and hotel

Portfolio metrics 1Q23

Property types



All Other 8%
Hospitality 13%
Multi-Family 30%
Retail 12%
Land 1%
Student Housing 2%
Medical Office 3%
REIT 8%
Office[1] 11%
Industrial 12%

Portfolio footprint by balances



$0.0B
$1.2B

Period-end loans **$6.2B**	Revenues **$42M**
Avg. lending relationship **$21M**	3-Year Avg. charge-offs **0.00%**

Note: Professional Commercial Real Estate does not include CRE that is originated by market relationship managers and located within the Regional Bank
1. Non-medical office

21

22 Asset-Based Lending 170 C&I and specialty finance companies across the United States Relationship Managers and Team Leaders with an average of 23 years experience National reputation in lender finance Diversified portfolio across industries and segments Borrowing-base driven underwriting Proprietary portfolio & collateral tool C&I ABL 36% Cons Fin- Auto 16% Cons Fin- Direct 16% Cons Fin- Other 11% Factoring 7% Other 14% Portfolio by segment Issues loans and lines of credit secured by receivables, inventory, finance contracts, and other similar assets to C&I and Specialty Finance companies to support their working capital needs Portfolio footprint by balances Period-end loans $2.9B Revenues $22M 3-Year Avg. charge-offs 0.11% Avg. lending relationship $23M Clients Asset-Based Lending: Who we are People Portfolio Portfolio metrics 1Q23

23 Franchise Finance 92 leading multi-unit restaurant and fitness franchisees, franchisors, and chains across 65 brands - Top 10 brands represent 65% of portfolio Dedicated team with an average of over 14 years experience Frequent panelists at conferences Diversified client base by brand, geography, and ownership Focus on quick-service restaurants Disciplined approach through cycles 1. Franchisors are the brands who have franchised systems; franchisees are independent owners in franchised brands; and regional chains are non-franchised concepts that have predominantly company owned stores only Portfolio by industry Portfolio by operator1 Serves the new unit development, remodeling, acquisition, and refinancing needs of multi-unit restaurant and fitness owners Quick Service Restaurants 74% Full Service Restaurants 17% Fitness 7% Retail Petroleum 2% Franchisee 68% Franchisor 12% Chain 20% Period-end loans $1.7B Revenues $11M 3-Year Avg. charge-offs 0.37% Avg. lending relationship $19M Clients Franchise Finance: Who we are People Portfolio Portfolio metrics 1Q23

Specialty Countercyclical

25 Countercyclical businesses over time Complement the bank in various economic environments • Mortgage warehouse lending has continued to maintain strong market share through the down cycle • Secondary mortgage sales have slowed commensurate with the market and gain on sale spreads have normalized • FHN Financial capitalized on easing cycle in 2020-21 and have since softened through the recent tightening cycle Countercyclical performance Mortgage Warehouse lending trends $5.4 $4.5 $2.3 $2.1 $201 $202 $127 $70 FY20 FY21 FY22 1Q231 Revenues ($millions) Period-end loans ($billions) FHN Financial trends $476 $456 $257 $202 $296 $291 $219 $194 FY20 FY21 FY22 1Q231 Revenues Expenses ($s in millions) Secondary mortgage sales $3.9 $3.8 $1.6 3.56% 3.26% 2.41% 2.34% FY20 FY21 FY22 $0.5 1Q231 Gain on sale (%) Secondary sales ($billions) Expenses down 33% since 2021 1. Annualized

26 Mortgage Warehouse Lending 272 independent residential mortgage banking companies across the United States Industry-focused client service teams with over 25 years experience Collateral emphasis on conventional and governmental agency loans Proprietary funding and collateral management platform Portfolio by collateral Loans funded by state Conventional 54% Government 36% Jumbo 10% Provides lines of credit to independent residential mortgage banking companies to finance residential mortgage loans from closing to their eventual sale to the secondary market Period-end loans $2.1B Revenues $17M 3-Year Avg. charge-offs 0.02% Avg. lending relationship $8M Clients Mortgage Warehouse lending: Who we are People Portfolio Portfolio metrics 1Q23

FHN Financial

Provides fixed income sales & trading, investment advisory, interest rate derivatives and other services to financial institutions, municipalities and other institutional investors across the United States and internationally

FHN Financial: Who we are

Clients

4,300 active institutional clients

45% of revenues from depositories - ~1/3rd of all banks and ~50% of banks with portfolios > $100M

People

Leadership with an average of **30+ years of experience**

30 office locations throughout the US with **140 sales personnel**

Portfolio

Fixed income sales & trading

Interest-rate derivatives

Investment advisory services

Loan trading/consulting services

Key insights (Data as of 1Q23)

Revenue by product



NII
21%
Other
Products
25%
Fixed
Income
54%

Fixed Income by sub-product



Governments
34%
Mortgages
24%
GGL
17%
Municipals
16%
Corporates
9%

Key market factors affecting Fixed Income

Lower revenue	Market factor	Higher revenue
Up	Rate direction	Down
Extreme (low / high)	Market volatility	Moderate
Flat / inverted	Yield curve shape	Steep
Tighter	Corporate & mortgage spreads	Wider
Positive	Economic outlook	Negative

27

Deposit growth upside strategy 28 In addition to growing through acquiring business operating accounts with new and current clients in our lines of business, we also have targeted strategies for growing the deposit base Correspondent Banking • Target investment sweep deposits from our largest depositors • Recapture client deposits held at the Federal Reserve Mortgage Warehouse • Seek new escrow deposits from current clients • Recapture lapsed escrow deposits Corporate Banking • Recapture C&I client deposits transferred to alternative investments • Solicit deposits from large corporates and private equity sponsors Professional CRE • Target real estate funds and sponsors for excess deposits Equipment Finance • Solicit large renewable energy and C&I client deposits • Focus on opportunities with existing clients through Treasury Management proposals and Private Client • Target private equity sponsors for excess deposits Franchise Finance Asset-Based Lending • Recapture C&I client deposits transferred to alternative investments • Seek new excess deposits and refer high net worth principals to private client

Deep industry experience adds value for clients ✓ 29 Why specialty? Fewer, more focused competitors Nationwide footprint enables selectivity Strong credit profile ✓ ✓ ✓ Diversification across eleven specialty verticals plus three dedicated countercyclical businesses provides unique value proposition Retained 91% of top bankers & entire leadership team1 ✓ 1. Retention from 1Q22 to 1Q23 - Top bankers refers to top 50% of bankers

Break

Disciplined Credit Culture

Risk management at First Horizon 32 Prudent risk management is a priority across the organization Tone starts at the top Executive focus Risk management is everyone’s responsibility

Disciplined credit culture

Higher quality portfolio, well positioned to continue to deliver strong results throughout the cycle

✓ Proven ability to deliver through the cycle:


NCO (%)
0.29%
0.28%
0.36%
0.42%
0.23%
0.18%
0.25%
0.06%
0.06%
0.09%
0.26%
0.00%
0.11%
0.11%
FY17
FY18
FY19
FY20
FY21
FY22
1Q23
FHN
BKX Median

✓ Diversified across industries, products and segments

✓ Diversified across higher-growth states

How we deliver these results:

Client focus

- Strong client relationships
- Trust and transparency
- Dedicated deal-team including credit partners

Teamwork

- Credit as a partnership
- Deep expertise
- Respectful challenge

Discipline

- Thoughtful approach through various cycles
- Disciplined approach to portfolio limits

Source: FactSet 1Q23 net charge-off % is annualized and is a % of average loans

33

127% 272% 268% 244% 189% YE19 YE20 YE21 YE22 1Q23 $206 $1,048 $736 $772 $800 Strong credit quality 34 Current credit quality is strong, as has historically been the case Net charge-off ratio (NCO%) 0.09% 0.26% 0.00% 0.11% 0.11% FY19 FY20 FY21 FY22 1Q23 NCO% Non-performing loans (NPLs) $162 $386 $275 $316 $424 YE19 YE20 YE21 YE22 1Q23 NPLs $ NPLs % Allowance for credit losses (ACL)1 1. CECL was adopted in 2020. Amounts prior are calculated under the incurred loss methodology and are not comparable Note: 2019 Information is exclusively for legacy FHN. 2019 vs 2020 reflects the impact of CECL implementation and the merger with IBKC ($ in millions) ($ in millions) ACL ACL/Loans ACL/NPLs 0.52% 0.66% 0.50% 0.54% 0.72% 1.80% 1.34% 1.33% 1.35% 0.66%

Diversification as a strength 35 Well diversified across segments, geographies, and industries 54% ($32.2) 23% ($13.4) 21% ($12.7) 1% ($0.8) $59.0 C&I CRE Consumer - RE Secured Consumer - Other Loans by category Balance 1Q23 Balanced credit portfolio with <25% in CRE and CRE/Total Risk Based Capital ratio of 160%, well below regulatory guidance levels Geographically diversified across attractive Southern demographic markets, with additional diversification through specialty lending capabilities across the United States Granular portfolio: Average commercial loan size of $1.1 million and no single industry represents more than 7% of total loans ($ in billions) Note: Amounts may not sum to totals due to rounding

C&I diversification 36 Note: Amounts may not sum to totals due to rounding 1. Reported separate from Finance and Insurance industry sector 2. State information by client location C&I portfolio well diversified across industries and markets Presence in more than 20 industry sectors….. …. and geographically diverse Industry Sector Balance 1Q23 % of C&I portfolio Finance & Insurance $4.2 13% Real Estate & Leasing in C&I $3.4 11% Health Care & Social Assistance $2.7 8% Manufacturing $2.3 7% Wholesale Trade $2.3 7% Accommodation & Food Service $2.3 7% Mortgage Warehouse1 $2.1 6% Retail Trade $1.8 6% Transportation & Warehousing $1.5 5% Energy $1.4 4% Construction $1.3 4% Professional, Scientific & Tech $1.1 4% Arts, Entertainment & Recreation $0.9 3% Other Services $0.9 3% Utilities $0.9 3% Other industry sectors $3.2 10% State2 Balance 1Q23 % of C&I portfolio Tennessee $7.0 22% Florida $4.2 13% Texas $3.6 11% North Carolina $2.3 7% Louisiana $2.2 7% Georgia $1.6 5% California $1.5 5% Alabama $1.2 4% Arkansas $0.8 2% New York $0.7 2% South Carolina $0.7 2% Mississippi $0.7 2% Other $5.9 18% ($ in billions) ($ in billions)

C&I credit quality 37 Low net charge-offs over time and 97% of the portfolio is pass-rated Accruing past due, classified and non-accrual (% of total C&I loans) 0.04% 1.74% 0.37% YE19 0.05% 2.25% 0.43% YE20 0.19% 1.64% 0.40% YE21 0.19% 1.42% 0.48% YE22 0.08% 1.64% 0.63% 1Q23 Accruing Past Due Classified Non-Accrual 0.13% FY191 0.36% FY20 0.04% FY21 0.17% FY22 0.04% 1Q23 $27 $120 $13 $53 $12 Net charge-offs NCO % Probability of default by probability % over balance 1Q23 Net charge-offs ($ in millions) 43.3% 46.4% 7.1% 1.5% 1.6%1Q23 97% is pass-rated 1. 2019 Information is exclusively for legacy FHN High pass (1-5) Mid pass (6-9) Low pass (10-12) Special mention (13) Classified (14-16)

CRE diversification 38 Well-diversified CRE portfolio in higher-growth markets CRE portfolio by property type Balance 1Q23 CRE portfolio by collateral state State 1Q23 portfolio mix Florida 26% Texas 12% North Carolina 12% Georgia 10% Tennessee 9% Louisiana 9% South Carolina 4% Alabama 4% New York 2% Arkansas 2% Other states 10% Nationwide top 4 states in population growth 2021vs20221 1. Source: U.S. Census Bureau estimates 12/2022 ($ in billions) $13.4

CRE office portfolio by type and state 39 Total Office $1.6 (57%) Non-Medical Office $1.2 (43%) Medical Office $2.8 CRE office portfolio by type Balance 1Q23 Distribution by collateral state1 Medical Office portfolio accounts for 43% of the total office portfolio 1. State information adjusted based on collateral location. Other states” include loans that are outside the footprint State Non-Medical Office Medical Office $ in millions % $ in millions % North Carolina $291 11% $116 4% Florida $291 10% $139 5% Georgia $270 10% $58 2% Tennessee $201 7% $63 2% Texas $176 6% $177 6% Louisiana $128 5% $100 4% Alabama $66 2% $34 1% South Carolina $47 2% $70 3% Arkansas $35 1% $68 2% New York $3.3 0% - - Mississippi $0.4 0% $4.9 0% Other States $60 2% $370 13% Total $1,569 57% $1,200 43% ($ in billions)

40 By loan size Average loan size of $2.3 million - Loans over $5 million have a weighted LTV of 59% CRE non-medical office details Total non-medical office portfolio 1Q23 Period-end loans By property type 80% 10% 5% 5% Downtown / suburban - non credit tenant Single tenant Single credit tenant Downtown / suburban - credit tenants $1.6 Total 29% < $5million 71% =>$5million $1.6 $0.5 $1.1 Average loan size: $2.3 million Loan to value1 28% 26% 25% 12% 6% 3% 0-55% 55%-60% 60%-65% 65%-70% 70%-75% >75% Weighted average LTV: 59% Lease rollover expiration 9% 8% 11% 13% 8% 51% 2023 2024 2025 2026 2027 After 2027 Weighted average Debt Service Coverage Ratio: 1.7 ($ in billions) 1. Stabilized appraised values. LTV = current commitment as of 3/31/23 divided by appraisal value at origination or updated value, whichever is more recent.

CRE credit quality 41 Low net charge-offs over time - 98% of the CRE portfolio is pass-rated Accruing past due, classified and non-accrual (% of total CRE loans) 0.02% 1.11% 0.05% YE19 0.19% 1.49% 0.47% YE20 0.11% 1.25% 0.07% YE21 0.08% 1.07% 0.07% YE22 0.04% 1.00% 0.47% 1Q23 Accruing Past Due Classified Non-Accrual -0.02 0.00 0.02 0.04 0.02% FY191 0.00% FY20 0.01% FY21 -0.01% FY22 0.01% 1Q23 $0.7 $0.6 $1.2 -$0.7 $1.7 Net charge-Offs NCO % Probability of default by probability % over balance 1Q23 Net charge-offs ($ in millions) 40.1% 51.1% 6.7% 1.1% 1.0%1Q23 98% is pass-rated 1. 2019 Information is exclusively for legacy FHN High pass (1-5) Mid pass (6-9) Low pass (10-12) Special mention (13) Classified (14-16)

Consumer credit quality 42 Consumer credit portfolio, 94% of which is secured by real estate (RE), shows high FICOs and low LTVs Refreshed FICO® score: Distribution consumer & residential portfolio Almost 95% of the consumer portfolio has a refreshed FICO® score of 660 or better Loan to value (LTV): Distribution consumer & residential portfolio with RE collateral More than 65% of the consumer portfolio with RE collateral has a LTV <=80% Balance 1Q23 Balance 1Q23 Total 70% 740+ 24% 739-660 620-659 <620 $12.3 3% 3% Total 26% <=60% 15% 61-70% 26% 71-80% 12% 81-90% 22% 91- 100+% $12.6 ($ in billions) ($ in billions) Note: Unknown FICO and LTV balances have been distributed according to the distribution for known balances. Appraisals are completed at origination. Weighted Avg. FICO® score 759 72% of balances with LTV >90% are loans to doctors

2022 company-run stress test results

Results demonstrate strong ability to navigate the Fed CCAR Severely Adverse Scenario while maintaining capital levels well above regulatory minimums

Federal Reserve CCAR severely adverse scenario

Severe global recession with heightened stress in commercial real estate and corporate debt markets

Remote work amplifies CRE price declines and impacts the corporate sector and investor sentiment

- Real GDP contracts 3.6%
- Unemployment increases to 10%
- House prices fall 29%
- CRE prices fall 40%
- Equity prices down 55%

Results as of August, 2022[1]


Loan loss rate
FHN[1]
Peers
-2.5%
-6.4%
Change in CET1
FHN[1]
Peers
-150bps
-250bps

- Lower loan loss rate and CET1 impact than peers
- Minimum CET1 of 8.4% exceeded regulatory-required minimum by 390bps
- Maintain $0.15/share quarterly common dividend

1. Based on Fed Comprehensive Capital Analysis and Review (CCAR) Severely Adverse scenario released February 10, 2022 using a flat (static) balance sheet over 9 quarter planning horizon from 1Q22 to 1Q24. References to peer stress testing data represent the median 2022 CCAR results of 33 participating firms2 Includes impact of $494mm of Series G Preferred Stock issued in February 2022 as part of the TD Bank Group acquisition; no other impacts of announced TD Bank Group acquisition included in the forecast horizon. Company-run results utilized Current Expected Credit Loss methodology vs. Fed methodology that set allowance equal to the next four quarters of forecasted losses. PPNR = Pre-Provision Net Revenue Source: Federal Reserve

43

Positioned for continued success 44 Our credit culture, strong team and proven business model position us well for continued success Teamwork Client- relationship focus Discipline Credit culture Team 100% Retention of Credit Executives 1Q22 – 1Q23 Average tenure of Credit Executives, with ~35 years of industry experience years 16 Business Banking centers in higher- growth states Specialty banking services across the United States Deep commercial lending expertise across industries and segments

Q&A Session

People Led, Technology Enabled

People led, technology enabled Serving as the foundation of our company 47 Technology is a key enabler of our people and relationships Recent events have highlighted our strengths Strong culture Relationships Client centric Agility Resilience People Led Technology Enabled

Context: people & platforms

We have continued investing in our people and platforms

Merger

Successful integration of brands and systems in February 2022

91%
Primary client retention

90+%
Successful unassisted logins

People

Continued to invest in associates resulting in strong retention and engagement

Associate retention 1Q22 – 1Q23[1]


87%
86%
FHN
Industry

Consistently high associate value scores


82%
83%
2021
2022

Platforms

Continued to invest in platforms alongside merger-related work

6
Major platform replacements

100+
Technology projects unrelated to merger

1. Associate retention data excludes involuntary attrition. Industry average is 2019-21 from the Mercer Financial Services Suite Retail Banking Compensation Survey

48

Executive team Retained a strong, experienced executive team and added new talent 49 94% Retention of top 2 leadership levels 1Q22 – 1Q23 12 yrs Average tenure of Executive Management Committee Stable and experienced leadership Leadership team has strong banking background With over 25 years in banking on average, the Executive Management Committee has a proven ability to manage through various cycles In addition, we have added new executive talent since 2021: Erin Pryor Chief Marketing Officer Hope Dmuchowski Chief Financial Officer

Associate retention Associate retention has been relatively strong across the company and we have continued to hire new associates 50 Associate retention 1Q22 – 1Q231 Average tenure New hires 1,000+ new hires since January 2022 87% 86% 91% 88% Total Bankers2 IT & Ops Corporate Support 9 9 12 9 (years) 1. Associate retention data excludes involuntary attrition. 2. Bankers are defined as associates in a sales role

Associate engagement

Our associates are highly engaged and supported

Culture

Associate favorability of 83%, calculated across 18 metrics

We outperform other companies on key culture metrics:

16 of 17 vs Financial Institutions

18 of 18 vs US companies

18 of 18 vs Global companies

Support & development

1,000+
Associates engaged in Associate Resource Groups

~250,000
Hours spent on learning and development

Future of work

- We strongly believe in the value of in-person collaboration
- We continue to provide flexibility to managers and associates

51

Associate incentive strategies We have invested in our people and aligned incentives 52 Increased minimum wage 33% since 2021 benefiting 23% of associates $20 100% Company-wide minimum wage Of associates now eligible for variable compensation tied to personal &/or company performance1 Aligned incentives across all roles: Deployed comprehensive retention program2 $150 million In retention awards to retain top talent Already in run rate Non-recurring expense 1. Excludes FHN Financial 2. Retention awards granted 1Q22

Continuous improvement Significant improvements since 2020 by implementing high-impact technology initiatives 53 2023 2022 Next-gen core, digital, and servicing platform for VirtualBank New wire and commercial loan servicing platform ‘nCino’ for commercial loan origination completed in 8 months New digital platform for our Treasury Management clients Development process modernization (DevOps) New contact center IVR and agent platform AI-powered platform piloted for deposit fraud Cyber program enhancement 2020 ACH payments system upgrade (PEP+)

Future priorities Our focus is on building a resilient, efficient foundation that supports our relationship-focused business model and priorities 54 Ensure business resiliency Elevate technology delivery Continue to build on cybersecurity & fraud management capabilities to keep the bank and our clients safe Focus on operational excellence and regulatory compliance to always deliver for clients and associates Simplify and consolidate banker and client platforms to improve efficiency and ease of use Continue to invest in talent and develop cloud and API capabilities to enhance delivery A B Foundational elements - “Run the bank” Customized products, features, and pricing to enhance profitability Integrated client experience across platforms, channels and devices Predictive insights to enable bankers to deepen client relationships Accelerate and simplify processes to increase time spent with clients Increase ease of doing business Easy self-service options for clients to manage accounts as they prefer Deep relationships Seamless service Personalized experiences Business enablement - “Change the bank” Enable superior experiencesC

What it will take

In order to deliver, we plan to invest an additional ~$75 - $100 million in technology and talent

~$75 – $100 million in additional investment over the next 3 years


100%
"Change the bank"
40 – 50%
"Run the bank"
50 – 60%

C — Enable superior experiences

Upgrades, enhancements and development of new, differentiating capabilities:

- Digital Banking
- Wealth Management
- Treasury Management
- Data
- Marketing / CRM
- AI
- Process automation

B — Elevate technology delivery

Simplification of select platforms, harnessing cloud and API capabilities, hiring additional engineering talent

A — Ensure business resiliency

Must-do work in regulatory compliance, cybersecurity and fraud, as well as refreshing and replacing aged systems

+20% FTE

We plan to increase technology FTE by up to 20% over the next two years with a focus on:

- Data
- Cloud
- Digital
- Cybersecurity

55

Key takeaways Expect to continue to invest to ensure we maintain a more resilient and efficient technology foundation to support our relationship-focused business model and priorities 56 60 Major projects $100 million in new investments over the next three years ~50% On business enhancements Up to Ensure business resiliency Elevate technology delivery Enable superior experiences Deep relationships Seamless service Personalized experiences A B C

People led, technology enabled Serving as the foundation of our company 57 Technology is a key enabler of our people and relationships Our strengths Strong culture Relationships Client centric Agility Resilience People Led Technology Enabled

Client Engagement, Client Experience and Building the Brand

First Horizon brand journey 59 Focused on ensuring a consistent brand voice and presence – internally and externally COVID 2019 2022 2023 2020 First Tennessee brand transitions to First Horizon Bank COVID Expanded footprint

Defining the brand internally 60 Our Purpose Help our clients unlock their full potential with capital and counsel. Our Values • Puts clients first • Cares about people • Commits to excellence in everything we do • Elevates equity • Fosters team success Our Action Listen I Understand I Deliver Own moment

Defining the brand externally

'**Let's Find A Way**' award-winning campaign featuring real clients and bankers

+6%
Brand awareness[1]
(YoY '21-'22)

+5%
Brand awareness[1]
(YoY '22-'23)

+1%
Brand consideration[2]
(YoY '22-'23)

Increased brand awareness will help to generate an expected 10x leads in 2023[3]

"[Brand building] returns are meaningful – and measurable...on average, a 1-point gain in brand metrics such as awareness and consideration drives a 1% increase in sales."

Nielsen


An investment in clean energy

Entegrity Energy,
NW Arkansas



Industry Nine,
Asheville – release late June


An investment in a family legacy

Halls Chophouse,
Charleston & Nashville

Source: FHN Marketing Insights (05.19.23) [LOB Brand Tracker Waves 1-3] Prospect Total Awareness and Consideration
1. *Brand awareness is measured by asking clients and prospects across all segments questions related to their familiarity with the First Horizon brand using an internal brand tracker survey.*
2. *Brand consideration is measured by asking clients and prospects across all segments questions related to their likeliness to consider First Horizon for new financial products and services using an internal brand tracker survey.*
3. *Expected 10x increase in leads from increase in brand awareness is based on volume of all leads year-to-date 2023 compared to 2022.*

61

62 Mack Wilbourn, Atlanta client

Differentiation through the client experience

Our client-centric strategy strengthens client relationships while fostering revenue growth and enhanced market positioning



Relationships
Interactions
Milestones & life events
Behaviors
Products & services
Offers
Opportunities & deals
Service requests
Feedback & complaints
Client 360°

"80% of companies that excel in customer experience outperform their competitors in revenue growth"

FORRESTER

Improvement in key performance metrics:

+16 ppts YoY	**+13** % YoY
Net Promoter Score (NPS)[1]	Customer Satisfaction (CSAT)[2]

1. *NPS is a measure of brand loyalty. First Horizon NPS is measured on an 11-point scale of 0-10 with 0-6 considered brand detractors, 7-8 considered brand neutrals, and 9-10 brand promotors. The score is an index of promotors over detractors.*
2. *CSAT is a measure of satisfaction with First Horizon. CSAT is measured on a 7-point scale with the top two points (6 and 7) summed and shown as a percentage of total responses.*

Source: FHN Marketing Insights (05.19.23) [LOB Brand Tracker Waves 3] Client NPS and CSAT

63

With over **8.5M annual visitors,** FirstHorizon.com is Our Biggest Banking Center


FIRST HORIZON
Let's get your money right.

Significant performance increase since October 2022 launch:

+2.2M	+26%	7.2%	560%
New website visitors	Customer experience improved through faster page load times	Prospects & clients visiting more pages per session	Increase in leads[1]

Prospecting ← → (+2.2M)

Client experience ← → (+26%, 7.2%)

Client acquisition ← → (560%)

1. A lead is a contact determined to be a prospective client. Projected 2023 full year increase based on current trends through May, 2023

64

AWARENESS (Brand) INTEREST CONSIDERATION INTENT EVALUATION CONVERSION RELATIONSHIP Performance Marketing: Driving business 65 Shop Buy Use Paid digital media mix Podcast Paid media partnerships Business journal partnerships Events Onboarding Email / website lead nurture Paid digital media mix Channels • 4X increase in marketing driven leads • $500M YTD in marketing driven deposits • $70M in Commercial deposits from events • 2% primacy lift in Retail onboarding1 2023 Highlights CDP Triggers personalization CDP 1. Primacy is defined as a household checking account with $250 or more in ACH direct deposits or 10 or more client-initiated debits 90 days after the account was opened.

What’s on the horizon 66 Well positioned to deliver on strategic priorities and commitments • Continue to enhance the First Horizon brand • Drive deposit growth • Cultivate high-value Wealth and Private Client relationships • Commercial Banking and Treasury Management lead nurture • Leverage research, market trends & new data-driven insights to drive operational efficiencies and product offerings • Utilize continuous, real-time client feedback to identify areas of opportunity • Deepen relationships through personalized marketing • Provide tools and resources for optimized sales process and client engagement • Customer Relationship Management (CRM) System: data enrichment, user simplification and mobile enablement • Scale and optimize campaigns to drive leads Key priorities Banker enablement Enhance client experience

Break

Delivering Enhanced Shareholder Value

Focused on delivering enhanced shareholder value 69 Targeting top-quartile performance to drive enhanced shareholder returns • Diversified business model with highly attractive geographic footprint provides opportunity to deliver outperformance through a variety of economic cycles • Strong balance sheet and prudent risk management to drive increased capital efficiency and returns • Client-centric model committed to serving as trusted advisor through Capital + Counsel as a core differentiator • Disciplined execution of strategy and continuous improvement mindset to further enhance efficiency and productivity • Investing in the well-being of associates and communities is central to our purpose

Diversified model delivers more consistent returns

Countercyclical and specialty businesses enhance consistency of revenue over a range of cycles

2017 – 1Q23
Adj. PPNR per share CAGR[1,2]



BKX Median[1] = 7.9%
Peer 1
17.2%
Peer 2
16.7%
Peer 3
15.0%
Peer 4
13.4%
Peer 5
11.3%
FHN
10.4%
Peer 6
10.1%
Peer 7
10.0%
Peer 8
8.1%
Peer 9
7.9%
Peer 10
7.2%
Peer 11
6.1%
Peer 12
5.6%
Peer 13
5.6%
Peer 14
4.8%
Peer 15
3.3%
Peer 16
2.9%
Peer 17
1.1%

- Uniquely positioned to deliver more consistent revenue results through multiple cycles given benefit of countercyclical businesses
- Fixed income, loans to mortgage companies and mortgage banking provide attractive ballast in low-rate environments
- Banking client revenues and interest rate positioning provide attractive returns during periods of rising rates
- Specialty businesses drive improved differentiation for commercial clients and opportunities to further deepen relationships
- Benefits tied to disciplined expense mindset and merger efficiencies

Adjusted PPNR per share[2]



10.4% CAGR
$1.69
$1.85
$2.36
$2.47
$2.20
$2.41
$2.85
2017
2018
2019
2020
2021
2022
Q1'23

Source: SNL Financial for BKX peer data, FHN data from company filings.
1. BKX Index excludes trust banks and closed banks.
2. PPNR, PPNR per share and Adjusted PPNR per share are non-GAAP measures and are reconciled in the appendix; PPNR per share CAGR from 2017 to 1Q23 is 15.6%

70

Delivering more consistent return outperformance 71 Source: SNL Financial. 1. BKX Index excludes trust banks and closed banks. 2. FHN historical TCE, ROAA, and ROTCE are non-GAAP metrics excluding non-recurring and one-time items; non-GAAP figures are reconciled in the appendix; metrics per reported non-GAAP information from earnings presentation disclosures. • ~5-year average ROTCE outperformed BKX median by ~75 basis points • ROAA outperformed BKX median by ~7 basis points since 2017 • Delivered more consistent ROAA and ROTCE with less volatility than the peer group • Built $262 million of tangible common equity from 1Q22 to 1Q23 with ability to return additional capital in the future2 Return on Average Assets1,2 Return on Tangible Common Equity1,2 (%) 12.6 17.7 17.6 12.2 19.3 17.0 18.6 12.0 15.9 15.8 9.0 16.8 18.9 21.2 2017Y 2018Y 2019Y 2020Y 2021Y 2022Y 2023Q1 FHN BKX Median 0.96 1.19 1.30 0.87 1.36 1.18 1.40 1.04 1.35 1.31 0.73 1.24 1.03 1.07 2017Y 2018Y 2019Y 2020Y 2021Y 2022Y 2023Q1 FHN BKX Median (%)

B K X t o p q u a rt il e 13.8 12.5 12.3 11.4 11.3 10.8 10.2 10.1 10.0 9.9 9.9 9.6 9.3 9.3 9.2 9.1 9.1 8.5 Peer Peer Peer Peer FHN Pro Forma Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer 6.60 4.22 4.04 3.87 3.57 3.40 3.33 3.30 3.29 3.20 3.17 3.10 2.84 2.63 2.60 2.47 2.41 2.20 Peer FHN 8.49 1.60 1.52 1.40 1.39 1.36 1.31 1.20 1.09 1.08 1.05 1.05 1.02 0.92 0.90 0.83 0.76 0.65 Peer FHN 51 52 53 55 55 56 56 57 58 58 58 59 60 60 61 64 65 68 Peer FHN CET1 Ratio2 Top-quartile performance across key metrics1 72 Source: SNL Financial for BKX peer data, FHN data from company filings and reflect Adjusted results; data as of 1Q23. 1. BKX Index excludes trust banks and closed banks. 2. FHN Pro forma CET1 ratio. FHN includes conversion of $494M convertible preferred and $225M transaction termination agreement fee (~$170 million after-tax) and the $50 million foundation contribution (~$38 million after-tax); reported CET1 ratio as of 3/31/2023 was 10.4%; Pro forma CET1 walk forward can be found on page 75 of the presentation. 3. FHN efficiency ratio represents core metric excluding non-recurring and one-time items (per FHN reported non-GAAP information from Q1’23 earnings presentation disclosure); reported efficiency ratio was 55.7%. 4. FHN ROAA represents core metric excluding non-recurring and one-time items (per FHN reported non-GAAP information from Q1’23 earnings presentation disclosure); reported ROAA was 1.32%. Adjusted Efficiency Ratio3 Adjusted ROAA4 BKX Median: 9.9% 58% 1.08% NIM 3.20% (%)

Strong 1Q23 results highlight diversified business model

Strong capital position	✓ 11.3% pro forma CET1 ratio[1] ✓ 430 bps above regulatory capital requirements ✓ CET1 ratio +140 bps above peer median
Prudently managed balance sheet	✓ Attractive interest rate profile - 66% floating rate loans ✓ Largely funded by relationship deposits – DDA ~30% of liabilities ✓ Securities portfolio ~13% of total assets
Continued earnings strength	✓ Adjusted revenue up 23% YoY; Adjusted PPNR up 63%[2] ✓ NIM 67 bps above peer median ✓ Adjusted efficiency ratio outperformed the peer median by 500 bps[2]

1. Pro forma CET1 walk forward can be found on page 75 of the presentation.
2. Adjusted revenue, adjusted PPNR, and adjusted efficiency ratio are non-GAAP metrics excluding non-recurring and one-time items; non-GAAP figures are reconciled in the appendix.

73

Demonstrated history of robust capital levels 74 10.9% 11.4% 12.7% 7.0% 8.5% 10.5% Capital Ratios1 • Capital levels well above regulatory minimums • Strong pro forma CET1 ratio of 11.3% provides protection against potential for higher credit costs2 o 430 bps above the minimum regulatory requirement of 7% o 140 bps above peer median • Company-run stress test results demonstrate strong ability to navigate the Fed CCAR Severely Adverse Scenario while maintaining capital levels well above regulatory minimums o CET1 ratio outperforms CCAR peers by ~100 bps 9.7% 9.9% 10.2% 10.4% 11.3% 10.7% 11.0% 11.9% 12.1% 13.0% 12.6% 12.3% 13.3% 13.6% 14.5 % FY20 FY21 FY22 1Q23 1Q23 Pro Forma CET1 capital ratio Tier 1 capital ratio Total capital ratio Strong ability to navigate various economic cycles 1.Basel III minimum capital requirements including the capital conservation buffer. 2. Pro forma CET1 walk forward can be found on page 75 of the presentation. ,2 Capital ratios1,2

Strong capital levels 75 Source: SNL Financial. BKX Index excludes trust banks and closed banks 1. Pro forma CET1 ratio. FHN includes conversion of $494M convertible preferred and $225M transaction termination agreement fee (~$170 million after-tax) and the $50 million foundation contribution (~$38 million after-tax); reported CET1 ratio as of 3/31/2023 was 10.4%. 2. Impact of available for sale (AFS) unrealized securities losses (~$859 million after-tax), held to maturity (HTM) unrealized securities losses (~$112 million after-tax) and loan fair value impact (~$175 million after-tax). • Strong CET1 ratio of 10.4% o Benefit of adjusted NIAC partially offset by a reduction tied to growth in loans and unfunded commitments, and common dividends • 11.3% Pro forma CET1 ratio – net benefit of the Series G conversion, termination fee, and foundation contribution • 9.6% Pro forma CET1 ratio - net of fair value adjustments; 260 bps above regulatory minimum of 7.0%1,2 Pro forma CET11 Lower exposure to unrealized securities losses largely reflects small portfolio size and moderate effective duration Pro Forma CET1 Ratio incl. Fair Value Adjustments2

Top tier capital levels

Provides flexibility to manage near-term risk with ability to return additional capital in the future

Tangible Common Equity/Tangible Assets[1,2,3]


TCE/TA[1]
8.2%
6.5%
Pro Forma
1Q23
BKX
Top Quartile

TCE/TA incl. HTM Securities and Loan FV Impact


7.8%
5.1%
Pro Forma
1Q23 incl. HTM + FV Impact
BKX
Top Quartile

Total Capital Return Ratio[4,5]


53%
48%
71%
32%
76%
38%
34%
Reflects impact of MOE
FY17
FY18
FY19
FY20
FY21
FY22
1Q23

Dividend Payout Ratio[6]


55%
34%
29%
30%
41%
36%
57%
32%
34%
30%
39%
38%
35%
32%
FY17
FY18
FY19
FY20
FY21
FY22
1Q23
FHN
Peer Median

Source: SNL Financial [1]FHN includes conversion of $494M convertible preferred and $225M transaction termination agreement fee (~$170 million after-tax) and the $50 million foundation contribution (~$38 million after-tax). [2]TCE/TA impact of held to maturity (HTM) unrealized securities losses (~ $112 million after-tax) and loan fair value impact (~$175 million after-tax); TCE/TA is non-GAAP and is reconciled in the appendix. [3]Fair value adjustments per company 10-Q filings fair value note disclosures. [4]Includes common share repurchases and common dividends declared as a percent of NIAC. [5]Excludes shares repurchased under Compensation Plans Purchase Program. [6]Dividend payout ratio calculated on per share basis using diluted GAAP EPS.

76

Balance sheet well-positioned to navigate variability

Provides confidence in our ability to continue to drive top-tier performance over medium term

$73.9 billion period-end interest-earning assets[1]



27%
14%
3%
3%
53%
Floating loans
Investment securities
All other interest earning assets
Fixed loans
Interest-bearing deposits with banks

$71.8 billion period-end liabilities



29%
11%
3%
56%
Interest-bearing deposits
Borrowings
Noninterest-bearing deposits
Other liabilities

- Asset-sensitivity profile reflects loan mix with 66% floating rate
- Expect ~$5.8 billion of fixed rate loans/securities principal cash flows over next 4 quarters
- ~$3.2 billion of loan floors and ~$2.2 billion of swaps to help protect the downside from potential decrease in rates
- Interest rate profile is supported by strong base of client relationship deposits
  - Noninterest-bearing deposits ~30% of total liabilities
- Other wholesale funding sources support asset-oriented businesses such as specialty lending areas including fixed income products
- Our contingency funding plan is sufficient to cover all uninsured or uncollateralized deposits
- 12% borrowings/funding vs. peer median of 16% provides additional funding flexibility

1. Other interest-earning assets represents loans held for sale, federal funds sold and securities purchased under repurchase agreements, and trading securities.

77

Prudently managed portfolio to support liquidity & IRR[2]

Limited reinvestment of pandemic-related excess cash in FY21 and FY22 to limit duration risk

Investment portfolio



($s in billions)
$9.5
$3.0
$6.5
1.64%
FY20
$21.7
$13.1
$8.6
1.43%
FY21
$18.6
$8.7
$10.0
2.01%
FY22
$11.7
$1.5
$10.3
2.45%
1Q23
Average securities yield
Average interest-bearing deposits with banks
Average securities portfolio

	FY20	FY21	FY22	1Q23
Investment portfolio as a % of total assets	10%	10%	12%	13%
Total pre-tax unrealized losses ($ in billions)	$0.1	($0.1)	($1.4)	($1.3)
Effective duration (years)	2.3	3.9	5.3	5.2
Unencumbered securities / total securities[1]	32%	38%	45%	44%

- 1Q23 securities portfolio ~13% of total assets vs. peer median of ~22%[2]
  - 94% U.S. Government or Agency-backed by GSEs
  - Low reliance on HTM designation at ~13% of total securities portfolio
  - Securities portfolio duration of 5.2 years in line with BKX peer median[2]
  - Unrealized securities losses of 1.4% reduction to CET1 ratio compared to peer median of 2.4%[2]

1Q23 $10.3 billion securities portfolio[1]



Agency CMO, 14%
U.S. Agencies & Treasury, 12%
Agency CMBS, 23%
States & Municipalities, 6%
Agency MBS, 44%

Source: SNL Financial.
1. Calculated based on period-end market values.
2. BKX Index peers excludes trust banks and closed banks; source: 1Q23 earnings, investor decks, and SEC filings; 10 of 17 peers reported effective duration.

78

1Q23 earning-asset mix reflects more normalized profile 79 1. Other interest-earnings asset represents loans held for sale, federal funds sold and securities purchased under agreements, and trading securities. 2. Loan growth ex. PPP is non-GAAP and is reconciled in the waterfall chart on page 79. Decision to hold pandemic-related excess cash at Fed reflects disciplined balance sheet management • Interest-earning assets decreased $3.4 billion, or 4%, from YE20 driven by a $5.9 billion strategic runoff of pandemic- related excess cash • Period-end loans up 1% from YE20-1Q23 despite a $4.0 billion decrease in Paycheck Protection Program loans and a reduction in countercyclical LMC balances Period-end interest-earning assets1 4Q20 – 1Q23 period-end loan growth ex. PPP of 9%2 3% 11% 10% 75% FY20 4% 18% 11% 66% FY21 3% 2% 14% 81% FY22 3% 3% 14% 80% 1Q23 $77.3 $82.6 $72.1 $73.9 Loans and leases, net of unearned income Investments securitites Interest-bearing deposits with banks Other interest-earning assets ($s in billions)

Quarter-to-date deposits increased through 5/31 driven by strong May Attractive deposit and pricing profile 80 Source: FactSet and S&P Capital IQ. 1. BKX index excludes trusts and failed banks. Period-end deposit balances • QTD deposits up ~$0.4 billion o Net deposit growth of ~$1.5 billion in May reflects positive momentum across franchise • Launched multiple deposit acquisition strategies o First full year new-to-bank deposit campaign in February 2023 o Re-launched VirtualBank in 2Q23 o 1Q23 regional bank new account volume at strongest level in three years • Attractive lower-cost deposit base with 31% DDA o Strategic decision to hold pandemic-related excess cash at Fed drove disciplined pricing •Higher-growth markets provide attractive opportunity to further gather lower-cost core deposits% 4Q20 4Q21 4Q22 1Q23 FHN Total Deposit Cost 0.18% 0.07% 0.69% 1.11% BKX Median1 0.08% 0.03% 0.66% 1.11% $8.4 $14.9 $1.4 $2.5 32% 68% FY20 37% 63% FY21 37% 63% FY22 34% 66% 1Q23 34% 66% 4/30/2023 31% 69% 5/31/2023 $70.0 $74.9 $63.5 $61.4 $60.3 $61.8 Interest-bearing Noninterest-bearing Interest-bearing deposits with banks ($s in billions)

TN, 38% FL, 19% NC, 11% LA, 12% AL, 3% TX, 3% GA, 2% AR, 2% All other states, 3% Specialty bank, 5% 35% 6% 25% 34% Savings Time deposits Other interest-bearing deposits Noninterest-bearing deposits ($s in billions) Well-diversified and attractive deposit mix 81 66% of 5/31/2023 deposits insured or collateralized, up from 63% in 1Q23 • Client-oriented cost-effective deposits from a diverse commercial and consumer client base o Largely concentrated in the top states and MSAs ranked by population growth in the United States1 o Average deposit account balance of ~$40 thousand o Top 15 unsecured deposit relationships represent 1% of deposits; top 40 represent 3% • Commercial deposits of $33 billion, or 53% vs. consumer of $29 billion, or 46% 1Q23 deposits by product 1Q23 $61.4 billion deposits by state ($s in billions) 1. Source: FDIC 2022 Summary of Deposit Highlights. $36 59% $21 34% $5 7% Insured Uninsured & uncollateralized Collateralized

Asset sensitive balance sheet delivering strong results

TE NII and NIM Trends[1]

($s in millions)



$2,133
2.86%
$2,006
2.48%
$2,405
3.10%
$2,804
3.87%
FY20 FHN/IBKC Combined
FY21
FY22
1Q23 Annualized



$482
2.37%
$545
2.74%
$666
3.49%
$712
3.89%
$691
3.87%
1Q22
2Q22
3Q22
4Q22
1Q23
Reported NII (TE)
Reported NIM

- TE NII increased $671 million, or 31%, and NIM increased 101 bps to 3.87% from FY20
  - Reflects benefit of higher short-term rates on floating rate loans
  - Higher funding costs driven by lower deposit balances and continued migration from DDA to interest-bearing accounts
  - Results reflect ~$128 million reduction in net merger-related and PPP benefits
- 4th strongest NIM in BKX peer group - 30 bps better than next best peer

Source: FactSet, BKX index excl. trusts and failed banks
1. FHN and IBKC MOE closed in July 2020; 1Q20 and 2Q20 are combined FHN/IBKC data. Combined financial information adds together historical unaudited information from legacy FHN and legacy IBKC without any adjustments, eliminations, or analysis required by GAAP purchase accounting or the SEC's pro-forma rules; it is Non-GAAP and reconciled to GAAP measures in the appendix.

82

66% 65% 76% 80% 34% 35% 24% 20% $3,239 $3,105 $3,170 $3,498 FY20 FHN/IBKC Combined FY21 FY22 1Q23 Annualized Net Interest Income (TE) Total noninterest income Revenue trends reflect benefit of rising rates 83 Higher NII more than offset decreases in countercyclical fixed income and mortgage banking fees Adjusted Revenue Trends1 • Fee income trends reflect impact of COVID-19 pandemic and rising rates on countercyclical businesses • July 2022 sale of the title business reduced annual revenue by ~$30 million Adjusted Fee Income Trends1 1. FHN and IBKC MOE closed in July 2020; 1Q20 and 2Q20 are combined FHN/IBKC data. Combined financial information adds together historical unaudited information from legacy FHN and legacy IBKC without any adjustments, eliminations, or analysis required by GAAP purchase accounting or the SEC’s pro-forma rules; it is Non-GAAP and reconciled to GAAP measures in the appendix. 12% 13% 18% 20% 18% 20% 30% 32% 6% 7% 11% 11%7% 9% 7% 11% 19% 14% 7% 3% 38% 37% 27% 23% $1,106 $1,099 $765 $694 2020 FHN/IBKC Combined FY21 FY22 1Q23 Annualized Brokerage, trust and insurance Service charges and fees Card and digital banking fees All Other noninterest income ($s in millions) Countercyclical Businesses ($s in millions)

Disciplined expense management mindset

Adjusted expense trends[1,2]

($s in millions)


$1,903
13%
10%
15%
62%
FY20 FHN IBKC Combined
$1,883
11%
13%
16%
61%
FY21
$1,795
13%
14%
16%
57%
FY22
$1,852
15%
14%
15%
56%
1Q23 Annualized
Total personnel expense
Outside services
Occupancy and equipment
All other noninterest expense

- Annualized expense down $51 million from FY20
  - Benefit of ~$200 million in annualized expense savings tied to IBKC merger
  - Efficiency initiatives helped to mitigate inflation impacts and other investments
    - ~$36 million increase in Advertising/PR
    - ~$16 million increase in FDIC expense
    - ~$12 million increase due to cumulative impact of minimum wage increase from $15 to $20 per hour
  - Sale of title business reduced annual expense ~$25 million
- ~580 basis point improvement in adjusted efficiency FY20 Combined - 1Q23 annualized
  - ~500 basis point outperformance vs. BKX peers in 1Q23[3]
- Expect to prudently balance future expense levels with need to continue to reinvest to capitalize on the strength of the franchise

1. FHN and IBKC MOE closed in July 2020; 1Q20 and 2Q20 are combined FHN/IBKC data. Combined financial information adds together historical unaudited information from legacy FHN and legacy IBKC without any adjustments, eliminations, or analysis required by GAAP purchase accounting or the SEC's pro-forma rules; it is Non-GAAP and reconciled to GAAP measures in the appendix.
2. All other noninterest expense includes amortization of intangible assets and other noninterest expense.
3. Peer comparison of GAAP efficiency ratio.

84

FY23 Outlook

Earnings drivers	FY22 Adjusted baseline[1]	FY23 Adjusted expectations	Comments
Average loans	$56 billion	Up 3% – 5%	Growth rate moderating in 2H23
Net Interest Income (TE)	$2,405 million	Up 6% – 9%	Assumes 0.25% rate cuts in November and December; cumulative interest-bearing deposit betas in mid-50%, DDA balances return to pre-pandemic levels
Noninterest Income[2]	$765 million	Down 6% – 10%	Modest improvement in fixed income in 2H23
Noninterest Expense[2]	$1,795 million	Up 6% – 8%	Increased investment in technology, marketing, and personnel
Net Charge-off Ratio	11 bps	15 bps – 25 bps	Modest normalization from very benign levels
Tax rate	21.5%	20% – 22%	Timing of discrete items impacts quarterly rate
CET1 ratio	10.2%	11.25% – 11.75%	Low single-digit RWA growth from 1Q23; ~565 million average diluted shares - no share buybacks

Assumes forward yield curve as of 5/22/23 with year end 2023 fed funds target range of 4.50-4.75%; full year unemployment rate of ~3.8%, real GDP growth of ~1.4%, and house price index decrease of ~5.1%.

1. Adjusted measures are non-GAAP and are reconciled in the appendix.
2. Variability in Deferred Compensation may impact growth rates in noninterest income and noninterest expense but should have an offsetting and immaterial impact on pretax income.

85

2Q23 Outlook 86 Earnings drivers 1Q23 Adjusted baseline1 2Q23 Adjusted expectations Comments Net Interest Income (TE) $691 million Down 5% – 7% Assumes no incremental rate hikes; cumulative deposit beta reaches mid-40% Noninterest Income2 $171 million Flat to down 2% ADR below 1Q23 levels of $437k Noninterest Expense2 $457 million Up 3% – 5% Increased marketing expense for deposit campaigns Net Charge-off Ratio 11 bps 15 bps – 20 bps Continued strong credit performance CET1 10.4% ~11.25% Conversion of Series-G preferred to common, no share buybacks 1. Adjusted measures are non-GAAP and are reconciled in the appendix. 2. Variability in Deferred Compensation may impact growth rates in noninterest income and noninterest expense but should have an offsetting and immaterial impact on pretax income. Assumes forward yield curve as of 5/22/23 with year end 2023 fed funds target range of 4.50-4.75%

Focus on driving enhanced shareholder value 87 1. BXK peer median excludes trust banks and failed banks. 2. Associate attrition data only includes voluntary attrition. Industry average is the average annual attrition from 2019-21 from the Mercer Financial Services Suite Retail Banking Compensation Survey. 3. Pro forma CET1 walk forward can be found on page 75 of the presentation. 4. As of 5/31/23. Deliver outperformance through a variety of economic cycles ✓ 2017 – 1Q23 adjusted PPNR per share CAGR of 10.4% ✓ Average 2017-1Q23 ROAA +7 bps above BKX median ✓ ROTCE +75 bps above BKX peer median since FY17 Strong balance sheet and prudent risk profile positions us well to deliver strong capital efficiency and returns on a relative basis ✓ Pro forma CET1 ratio +140 bps above BKX peer median1,3 ✓ Attractive lower-cost deposit base with 31% DDA4 ✓ 66% of deposits secured or collateralized4 ✓ Top 15 unsecured deposit relationships represent 1% of deposits Investing in the well-being of associates and communities ✓ $50 million foundation contribution in 1Q23 ✓ $5 minimum wage increase from $15 to $20 per hour ✓ ~1 percentage point stronger YoY associate retention than industry average2 Disciplined execution of strategy and continuous improvement mindset ✓ 1Q23 adjusted efficiency ratio outperformed the peer median by 500 bps ✓ 1Q23 securities portfolio ~13% of total assets vs. peer median of ~22%

Q&A Session

Appendix

2022 company-run stress test results

Company-run stress test results demonstrate strong ability to navigate the Fed CCAR Severely Adverse Scenario while maintaining capital levels well above regulatory minimums

Federal Reserve CCAR Severely Adverse Scenario

- Updated company-run stress test to be released in 3Q23
- Severe global recession with heightened stress in commercial real estate (CRE) and corporate debt markets. Continuation of remote work amplifies CRE price declines and impacts the corporate sector and investor sentiment.
    - Real GDP contracts 3.6%
    - Unemployment increases to 10%
    - House prices fall 29%
    - CRE prices fall 40%
    - Equity prices down 55%

Results and Key Assumptions[3]

- Minimum CET1 of 8.4% exceeded regulatory-required minimum by 390 bps
- CET1 declined ~150bps vs. Fed-run CCAR peer median of ~250 bps
- 2.5% loan loss rate significantly lower than 6.4% Fed-run CCAR peer median
- Maintain $0.15/share quarterly common dividend
- CECL[4] methodology for allowance & losses; drove largest provision & capital impacts in 1Q22

Capital



Fed-run CCAR Peers[1]
CET1 ↓ ~250bps[2]
FHN
CET1↓ ~150bps
12.3%
11.0%
9.9%
12.4%
10.3%
8.4%
16.1%
14.0%
13.1%
13.2%
10.9%
9.7%
8.0%
6.0%
4.5%
4Q21 Actual
9Q Minimum
4Q21 Actual
9Q Minimum
Regulatory Required Minimum
CET1
Tier 1
Total Capital

Drivers of Change in CET1



9.92%
0.39%
(0.17%)
(2.13%)
0.56%
(0.02%)
(0.14%)
(0.04%)
8.37%
4Q21
PPNR
Net Charge-Offs
Allowance Change
Taxes
Other
Dividends
RWA Change
1Q22

Based on Fed Comprehensive Capital Analysis and Review (CCAR) Severely Adverse scenario released February 10, 2022 using a flat (static) balance sheet over 9 quarter planning horizon from 1Q22 to 1Q24. [1]References to peer stress testing data represent the median 2022 CCAR results of 33 participating firms. [2]Median change in peer results may not equal difference from median starting point to median minimum. [3]Includes impact of $494m of Series G Preferred Stock issued in February 2022 as part of the TD Bank Group acquisition; no other impacts of announced TD Bank Group acquisition included in the forecast horizon. [4]Company-run results utilized Current Expected Credit Loss methodology vs. Fed methodology that set allowance equal to the next four quarters of forecasted losses. PPNR = Pre-Provision Net Revenue Source: Federal Reserve

90

2022 company-run stress test results 91 Based on Fed Comprehensive Capital Analysis and Review (CCAR) Severely Adverse scenario released February 10, 2022 using a flat (static) balance sheet over 9 quarter planning horizon from 1Q22 to 1Q24. 1References to peer stress testing data represent the median 2022 CCAR results of 33 participating firms. $ in millions Countercyclical businesses help First Horizon outperform peers in latest stress test 2.5% 0.5% 6.6% 11.3% 5.0% 2.0% 1.5% 1.1% 6.4% 4.6% 6.4% 15.9% 9.6% 8.0% 4.0% 1.4% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% Total Loan Losses Other Loans Other Consumer Credit Cards Commercial Real Estate Commercial and Industrial Junior liens and HELOCs First-lien Mortgages Fed-run CCAR Peers FHN • 9-quarter cumulative losses of $1.3B result in additional pre- tax loss absorbing capacity of ~$3.3B to 4.5% CET1 regulatory requirement • 2.5% total loan loss rate vs. CCAR-peer median of 6.4% • ~8% of average loans represented by loans to mortgage companies which are included in other loans 6.4% 2.1% -1.1% 2.5% 2.3% 0.2% Loan Loss Rate PPNR % Assets Pre-tax Net Income % Assets 0% 5% 10% 15% 20% 25% 30% $0 $50 $100 $150 $200 $250 $300 Total PPNR Fixed Income PPNR Fixed Income PPNR % Overall Portfolio Loss Rates Lower than CCAR Median Fixed Income ContributionKey Stress Test Ratios1

Actively managing balance sheet sensitivity 92 Interest-rate sensitivity managed in part with interest rate hedges Floors 58% Swaps 42% $5.2b Loan repricing profile Balance sheet hedges Interest rate sensitivity • Floors with strikes prices between 1.25% - 2.50% and maturities ranging from late 2027 to early 2029 • Receive fixed swaps with fixed rates between 2.6% and 3.0% and maturities in 2027 and 2029 change in next 12 months’ NII for an instantaneous, parallel shock +100bps +5.7% -100bps -6.2% Assumptions: • Balance sheet is static except for $1B of DDA migration resulting in the need for more/less wholesale funding • Interest-bearing deposit beta of 35% • Asset-sensitive profile driven by loan mix of 66% floating rate • Loan portfolio contains $17B of loans with embedded floors Variable 57% Fixed 34% ARMs 9% $60b

Our ESG strategy is supported by our people strategy 93 Our “Here for Good” strategy is an instrumental foundation for our future success Community development lending ESG framework guided by five interrelated pillars Community investment strategy is designed to help enhance and up lift the communities we serve Our vision is to be an employer of choice, while fostering opportunity, development and effectiveness to win with talent Small Business Affordable housing Strong partnerships Service and leadership opportunities Associates, Clients, Community, Environment, and Governance Associate Experience HR Technology Leadership Talent Acquisition Total Rewards Diversity, Equity & Inclusion Organizational Design & Change Future of the Workplace Talent Development

Environmental Social Governance (ESG) 94 Five pillars help guide our decisions to achieve our “Here for Good” strategy Associates Invest in our associates and foster an inclusive and collaborative culture Clients Serve clients extraordinarily well and dedicate resources to the underbanked Communities Strengthen our communities through strategic partnerships and investments Environment Operate responsibly and positively influence our value chain Focus Areas • Benefits and Rewards Programs • DEI Strategic Priorities • Advancement & Retention Focus Areas • Privacy & Cybersecurity • Financial Literacy and Education • Equity • Access & Inclusion Focus Areas • Expand Access to Housing • Support Economic Development & Opportunity • Improve Financial Capability & Stability • Volunteerism Focus Areas • Preservation & Restoration • Reducing our Carbon Footprint • Sustainable Practices • Strategic Science- Backed Partnerships • Blue Carbon Governance Lead with sound governance practices Focus Areas • Risk Management • Enhanced Disclosure • Stakeholder Outreach

Key ESG Milestones (2021-2023) 95 Environmental • Calculated and reported Scope 1 &2 location-based GHG emissions using 2019 as baseline year • Conducted initial loan portfolio analysis looking at physical and transition risks and opportunities • Piloted an environmental risk tabletop exercise with key leaders across the organization • Reduced and eliminated certain products internally for more responsible resource use • Supported environmental, community and nature-based projects • Launched environmentally focused Associate Resource Group (ARG) • Announced support of Blue Carbon Database within our footprint Social • Announced $50 million commitment to communities • Launched enterprise-wide DEI Council • Committed to the CEO Action for Diversity & Inclusion TM • Named women to key leadership roles: CFO, COO and CHRO • Participated in the W.K. Kellogg Foundation’s Expanding Equity program • Launched three new ARGs • Community Reinvestment Act (CRA) strategy executed on our Community Benefits Agreement • Continued to provide tools, resources and support to promote associates’ financial, mental and physical well-being • Supported financial literacy through Operation HOPE, Junior Achievement and other programs Governance • Assigned ESG oversight to NCG committee of the board of directors • Hired climate scientist as an advisor to help guide our strategy • Added climate as a key risk our risk appetite statement • Implemented ESG risks and controls • Operationalized ESG priorities through Working Group and Task Forces • Developed focus areas aligned with our ESG pillars • Developed associate education and engagement practices around ESG • Started alignment with Task Force on Climate-related Financial Disclosures (TCFD) recommendations and Sustainability Accounting Standards Board (SASB) disclosures Includes key milestones but not all ESG accomplishments

Reconciliation to GAAP financials

Adjusted pre-provision net revenue ("PPNR") per share

(in millions except per share data)		2017	2018	2019	2020	2021	2022	1Q23	
Net interest income (GAAP)		$ 842	$ 1,220	$ 1,210	$ 1,662	$ 1,994	$ 2,392	$ 688	
Noninterest income (GAAP)		$ 490	$ 723	$ 654	$ 1,492	$ 1,076	$ 816	$ 171	
Total Revenue (GAAP)		$ 1,333	$ 1,943	$ 1,864	$ 3,155	$ 3,070	$ 3,208	$ 859	
Noninterest expense (GAAP)		$ 1,025	$ 1,220	$ 1,233	$ 1,718	$ 2,095	$ 1,953	$ 478	
Pre-provision net revenue ("PPNR") (Non-GAAP)	a	$ 308	$ 723	$ 631	$ 1,436	$ 975	$ 1,254	$ 381	
Provision for credit losses (GAAP)		$ (1)	$ 9	$ 45	$ 503	$ (310)	$ 95	$ 50	
Income before income taxes (GAAP)		$ 309	$ 714	$ 586	$ 933	$ 1,285	$ 1,159	$ 331	
									CAGR
Pre-provision net revenue ("PPNR") (Non-GAAP)		$ 308	$ 723	$ 631	$ 1,436	$ 975	$ 1,254	$ 381	4.1%
Plus pre-tax notable items (GAAP) (a)		$ 106	$ (118)	$ 114	$ (363)	$ 235	$ 107	$ 21	
Adjusted PPNR (Non-GAAP)	b	$ 414	$ 604	$ 745	$ 1,073	$ 1,210	$ 1,362	$ 402	-0.5%
Diluted shares (GAAP)	c	244	327	316	434	551	566	572	
									CAGR
PPNR per share (1Q23 annualized) (Non-GAAP)	a/c	$ 1.26	$ 2.21	$ 2.00	$ 3.31	$ 1.77	$ 2.22	$ 2.70	15.6%
Adjusted PPNR per share (1Q23 annualized) (Non-GAAP)	b/c	$ 1.69	$ 1.85	$ 2.36	$ 2.47	$ 2.20	$ 2.41	$ 2.85	10.4%

Numbers may not foot due to rounding.
(a) Amounts adjusted for notable items as detailed on page 105.

96

Reconciliation to GAAP financials 97 Adjusted Net Income ("NI") and Adjusted Return on Average Assets ("ROAA") (in millions) 2017 2018 2019 2020 2021 2022 1Q23 Net Income ("NI") (GAAP) $ 177 $ 557 $ 452 $ 857 $ 1,010 $ 912 $ 256 Plus Tax effected notable items (GAAP) (a) $ 112 $ (78) $ 90 $ (294) $ 179 $ 82 $ 16 Adjusted NI (Non-GAAP) $ 289 $ 478 $ 543 $ 563 $ 1,189 $ 994 $ 271 NI (annualized for 1Q23) (GAAP) a $ 177 $ 557 $ 452 $ 857 $ 1,010 $ 912 $ 1,037 Adjusted NI (annualized for 1Q23) (Non-GAAP) b $ 289 $ 478 $ 543 $ 563 $ 1,189 $ 994 $ 1,100 Average Assets c $ 29,925 $ 40,225 $ 41,744 $ 64,346 $ 87,608 $ 84,217 $ 78,841 ROAA (GAAP) a/c 0.59% 1.38% 1.08% 1.33% 1.15% 1.08% 1.32% Adjusted ROAA (Non-GAAP) b/c 0.96% 1.19% 1.30% 0.87% 1.36% 1.18% 1.40% Numbers may not foot due to rounding. (a) Amounts adjusted for notable items as detailed on page 105.

Reconciliation to GAAP financials

Return on Average Common Equity ("ROCE")/Return on Average Tangible Common Equity ("ROTCE")/Adjusted ROTCE

(in millions)		2017	2018	2019	2020	2021	2022	1Q23
Net income available to common shareholders ("NAIC") (GAAP)		$ 159	$ 539	$ 435	$ 822	$ 962	$ 868	$ 243
Plus Tax effected notable items (GAAP) (a)		$ 112	$ (78)	$ 90	$ (294)	$ 179	$ 82	$ 16
Adjusted net income available to common shareholders (Non-GAAP)		$ 271	$ 461	$ 525	$ 528	$ 1,140	$ 950	$ 259
Net income available to common shareholders (annualized for 1Q23) (GAAP)	a	$ 159	$ 539	$ 435	$ 822	$ 962	$ 868	$ 987
Adjusted net income available to common shareholders (annualized for 1Q23) (Non-GAAP)	b	$ 271	$ 461	$ 525	$ 528	$ 1,140	$ 950	$ 1,050
Average Common Equity (GAAP)	c	$ 2,579	$ 4,226	$ 4,530	$ 6,016	$ 7,677	$ 7,348	$ 7,398
Intangible Assets (GAAP) (b)		$ 376	$ 1,570	$ 1,575	$ 1,696	$ 1,836	$ 1,777	$ 1,738
Average Tangible Common Equity (Non-GAAP)	d	$ 2,203	$ 2,656	$ 2,955	$ 4,321	$ 5,841	$ 5,571	$ 5,659
Plus equity adjustment for notable items		$ (49)	$ (46)	$ 28	$ 23	$ 71	$ 32	$ -
Adjusted Average Tangible Common Equity (Non-GAAP)	e	$ 2,154	$ 2,610	$ 2,982	$ 4,344	$ 5,912	$ 5,603	$ 5,659
ROCE (GAAP)	a/c	6.18%	12.75%	9.60%	13.66%	12.53%	11.81%	13.34%
ROTCE (Non-GAAP)	a/d	7.23%	20.28%	14.71%	19.03%	16.46%	15.58%	17.43%
Adjusted ROTCE (Non-GAAP)	b/e	12.59%	17.65%	17.60%	12.15%	19.29%	16.96%	18.55%

Numbers may not foot due to rounding.
(a) Amounts adjusted for notable items as detailed on page 105.
(b) Includes goodwill and other intangible assets, net of amortization.

98

Reconciliation to GAAP financials 99 Numbers may not foot due to rounding. (a) Included in Total equity on the Consolidated Balance Sheet. (b) Includes goodwill and other intangible assets, net of amortization. Tangible Common Equity to Tangible Assets ("TCE/TA") (Non-GAAP) and Proforma TCE/TA (in millions) 1Q22 1Q23 Tangible Common Equity (Non-GAAP) Total equity (GAAP) a $ 8,696 $ 8,895 Less: Noncontrolling interest (a) $ 295 $ 295 Less: Preferred stock (a) $ 1,014 $ 1,014 Total common equity (GAAP) $ 7,387 $ 7,586 Less: Intangible assets (GAAP) (b) $ 1,795 $ 1,732 Tangible common equity (Non-GAAP) b $ 5,592 $ 5,853 Tangible Assets (Non-GAAP) Total assets (GAAP) c $ 88,660 $ 80,729 Less: Intangible assets (GAAP) (b) $ 1,795 $ 1,732 Tangible assets (Non-GAAP) d $ 86,865 $ 78,997 Total equity to total assets (GAAP) a/c 9.8% 11.0% Tangible common equity to tangible assets ("TCE/TA") (Non-GAAP) b/d 6.4% 7.4%

Reconciliation to GAAP financials

Adjusted Efficiency Ratio and Adjusted Revenue – taxable-equivalent ("TE")

(in millions)		1Q22	1Q23
Noninterest expense (GAAP)	a	$ 493	$ 478
Plus notable items (GAAP) (a)		$ (37)	$ (21)
Adjusted Noninterest expense (Non-GAAP)	b	$ 455	$ 457
Revenue (GAAP)	c	$ 707	$ 859
Taxable-equivalent adjustment		$ 3	$ 4
Revenue - Taxable-equivalent (Non-GAAP)		$ 710	$ 863
Plus notable items (GAAP) (a)		$ (6)	$ -
Adjusted revenue (Non-GAAP)	d	$ 704	$ 863
Efficiency ratio (GAAP)	a/c	70%	56%
Adjusted efficiency ratio (Non-GAAP)	b/d	65%	53%

Adjusted pre-provision net revenue ("PPNR")

(in millions)	1Q22	1Q23
Net interest income (GAAP)	$ 479	$ 688
Noninterest income (GAAP)	$ 229	$ 171
Total Revenue (GAAP)	$ 707	$ 859
Noninterest expense (GAAP)	$ 493	$ 478
Pre-provision net revenue ("PPNR") (Non-GAAP)	$ 215	$ 381
Provision for credit losses (GAAP)	$ (40)	$ 50
Income before income taxes (GAAP)	$ 255	$ 331
Pre-provision net revenue ("PPNR") (Non-GAAP)	$ 215	$ 381
Taxable-equivalent adjustment	$ 3	$ 4
Plus pre-tax notable items (Non-GAAP) (a)	$ 32	$ 21
Adjusted PPNR (Non-GAAP)	$ 249	$ 406

Net interest income - taxable-equivalent ("TE")

(in millions)	1Q22	2Q22	3Q22	4Q22	1Q23
Net interest income (GAAP)	$ 479	$ 542	$ 662	$ 709	$ 688
Taxable-equivalent adjustment	$ 3	$ 3	$ 4	$ 4	$ 4
Net interest income - taxable-equivalent (Non-GAAP)	$ 482	$ 545	$ 666	$ 712	$ 691

Numbers may not foot due to rounding.
(a) Amounts adjusted for notable items as detailed on page 105.

100

Reconciliation to GAAP financials

(in millions)

Combined historical net interest income - taxable equivalent (Non-GAAP) & Adjusted combined historical revenue - taxable-equivalent (Non-GAAP)		Legacy FHN 1H20	Legacy IBKC 1H20	FHN 2H20	2020 Combined (b)	2020	2021	2022	1Q23	2023 Annualized
Net interest income (GAAP)	a	$ 608	$ 459	$ 1,054	$ 2,121	$ 1,662	$ 1,994	$ 2,392	$ 688	$ 2,788
Taxable-equivalent adjustment		$ 5	$ 1	$ 6	$ 12	$ 11	$ 12	$ 13	$ 4	$ 16
Net interest income - taxable-equivalent (Non-GAAP)	b	$ 613	$ 460	$ 1,060	$ 2,133	$ 1,673	$ 2,006	$ 2,405	$ 691	$ 2,804
Noninterest income (GAAP)	c	$ 381	$ 152	$ 1,111	$ 1,644	$ 1,492	$ 1,076	$ 816	$ 171	$ 694
Plus notable items (GAAP) (a)		$ -	$ (6)	$ (533)	$ (538)	$ (533)	$ 23	$ (51)	$ -	$ -
Adjusted noninterest income (Non-GAAP)	d	$ 381	$ 146	$ 579	$ 1,106	$ 960	$ 1,099	$ 765	$ 171	$ 694
Total Revenue (GAAP)	a+c	$ 989	$ 611	$ 2,165	$ 3,765	$ 3,155	$ 3,070	$ 3,208	$ 859	$ 3,483
Adjusted Revenue – taxable-equivalent (Non-GAAP)	b+d	$ 994	$ 606	$ 1,639	$ 3,239	$ 2,633	$ 3,105	$ 3,170	$ 863	$ 3,498

Numbers may not foot due to rounding.

(a) *Amounts adjusted for notable items as detailed on page 105.*

(b) *FHN and IBKC MOE closed in July 2020; 2020 data includes combined FHN/IBKC data for 1Q20. Combined financial information adds together historical unaudited information from legacy FHN and legacy IBKC without any adjustments, eliminations, or analysis required by GAAP purchase accounting or the SEC's pro-forma rules.*

101

Reconciliation to GAAP financials

(in millions)	Legacy FHN	Legacy IBKC	FHN						
Adjusted components of noninterest income (Non-GAAP)	**1H20**	**1H20**	**2H20**	**2020 Combined (b)**	**2020**	**2021**	**2022**	**1Q23**	**2023 Annualized**
Noninterest income (GAAP):									
Fixed income (GAAP)	$ 208	$ -	$ 215	$ 423	$ 423	$ 406	$ 205	$ 39	$ 158
Mortgage banking (GAAP)	$ 7	$ 78	$ 123	$ 208	$ 129	$ 154	$ 68	$ 5	$ 22
Brokerage, trust, and insurance (GAAP)	$ 45	$ 21	$ 61	$ 128	$ 107	$ 141	$ 141	$ 34	$ 139
Service charges and fees (GAAP)	$ 71	$ 25	$ 103	$ 199	$ 174	$ 219	$ 226	$ 55	$ 224
Card and digital banking fees (GAAP)	$ 24	$ 11	$ 35	$ 71	$ 59	$ 78	$ 84	$ 19	$ 79
All other noninterest income (GAAP)	$ 26	$ 17	$ 574	$ 617	$ 600	$ 78	$ 92	$ 18	$ 74
Total noninterest income (GAAP)	**$ 381**	**$ 152**	**$ 1,111**	**$ 1,644**	**$ 1,492**	**$ 1,076**	**$ 816**	**$ 171**	**$ 694**
Plus Notable Adjustments (a):									
Mortgage banking	$ -	$ -	$ -	$ -	$ -	$ -	$ (12)	$ -	$ -
All other noninterest income	$ -	$ (6)	$ (533)	$ (538)	$ (533)	$ 23	$ (38)	$ -	$ -
Total noninterest income	**$ -**	**$ (6)**	**$ (533)**	**$ (538)**	**$ (533)**	**$ 23**	**$ (51)**	**$ -**	**$ -**
Adjusted noninterest income (Non-GAAP):									
Adjusted fixed income (Non-GAAP)	$ 208	$ -	$ 215	$ 423	$ 423	$ 406	$ 205	$ 39	$ 158
Adjusted mortgage banking (Non-GAAP)	$ 7	$ 78	$ 123	$ 208	$ 129	$ 154	$ 56	$ 5	$ 22
Adjusted brokerage, trust, and insurance (Non-GAAP)	$ 45	$ 21	$ 61	$ 128	$ 107	$ 141	$ 141	$ 34	$ 139
Adjusted service charges and fees (Non-GAAP)	$ 71	$ 25	$ 103	$ 199	$ 174	$ 219	$ 226	$ 55	$ 224
Adjusted card and digital banking fees (Non-GAAP)	$ 24	$ 11	$ 35	$ 71	$ 59	$ 78	$ 84	$ 19	$ 79
Adjusted all other noninterest income (Non-GAAP)	$ 26	$ 11	$ 41	$ 78	$ 67	$ 101	$ 54	$ 18	$ 74
Adjusted total noninterest income (Non-GAAP)	**$ 381**	**$ 146**	**$ 579**	**$ 1,106**	**$ 960**	**$ 1,099**	**$ 765**	**$ 171**	**$ 694**

Numbers may not foot due to rounding.
(a) Amounts adjusted for notable items as detailed on page 105.
(b) FHN and IBKC MOE closed in July 2020; 2020 data includes combined FHN/IBKC data for 1Q20. Combined financial information adds together historical unaudited information from legacy FHN and legacy IBKC without any adjustments, eliminations, or analysis required by GAAP purchase accounting or the SEC's pro-forma rules.

102

Reconciliation to GAAP financials

(in millions)	Legacy FHN	Legacy IBKC	FHN							
Adjusted components of noninterest expense (Non-GAAP)	**1H20**	**1H20**	**2H20**	**2020 Combined (b)**	**2020**	**2021**	**2022**	**1Q23**	**2023 Annualized**
Noninterest expense (GAAP):									
Total personnel expense (GAAP)	$ 384	$ 211	$ 649	$ 1,243	$ 1,033	$ 1,210	$ 1,101	$ 271	$ 1,097
Occupancy and equipment (GAAP)	$ 90	$ 57	$ 153	$ 301	$ 243	$ 300	$ 286	$ 70	$ 284
Outside services (GAAP)	$ 77	$ 36	$ 136	$ 249	$ 213	$ 290	$ 290	$ 66	$ 268
All other noninterest expense (GAAP)	$ 72	$ 68	$ 157	$ 298	$ 229	$ 295	$ 276	$ 71	$ 289
Total noninterest expense (GAAP)	**$ 623**	**$ 372**	**$ 1,095**	**$ 2,090**	**$ 1,718**	**$ 2,095**	**$ 1,953**	**$ 478**	**$ 1,938**
Plus Notable Adjustments (a):									
Total personnel expense	$ (10)	$ (6)	$ (56)	$ (72)	$ (66)	$ (63)	$ (77)	$ (16)	$ (64)
Occupancy and equipment	$ (1)	$ (2)	$ (6)	$ (8)	$ (6)	$ (5)	$ (2)	$ (0)	$ (1)
Outside services	$ (3)	$ (9)	$ (39)	$ (51)	$ (42)	$ (49)	$ (42)	$ (3)	$ (13)
All other noninterest expense	$ (6)	$ (1)	$ (49)	$ (57)	$ (56)	$ (95)	$ (36)	$ (2)	$ (8)
Total noninterest expense	**$ (20)**	**$ (18)**	**$ (150)**	**$ (187)**	**$ (169)**	**$ (212)**	**$ (158)**	**$ (21)**	**$ (86)**
Adjusted noninterest expense (Non-GAAP):									
Adjusted total personnel expense (Non-GAAP)	$ 374	$ 205	$ 593	$ 1,172	$ 967	$ 1,147	$ 1,024	$ 255	$ 1,033
Adjusted occupancy and equipment (Non-GAAP)	$ 90	$ 56	$ 147	$ 293	$ 237	$ 294	$ 284	$ 70	$ 284
Adjusted outside services (Non-GAAP)	$ 74	$ 26	$ 98	$ 198	$ 171	$ 241	$ 248	$ 63	$ 254
Adjusted all other noninterest expense (Non-GAAP)	$ 66	$ 67	$ 108	$ 241	$ 174	$ 201	$ 240	$ 69	$ 281
Adjusted total noninterest expense (Non-GAAP)	**$ 603**	**$ 354**	**$ 946**	**$ 1,903**	**$ 1,549**	**$ 1,883**	**$ 1,795**	**$ 457**	**$ 1,852**

Numbers may not foot due to rounding.
(a) Amounts adjusted for notable items as detailed on page 105.
(b) FHN and IBKC MOE closed in July 2020; 2020 data includes combined FHN/IBKC data for 1Q20. Combined financial information adds together historical unaudited information from legacy FHN and legacy IBKC without any adjustments, eliminations, or analysis required by GAAP purchase accounting or the SEC's pro-forma rules.

103

Reconciliation to GAAP financials

(in millions)

Adjusted Efficiency Ratio		Legacy FHN 1H20	Legacy IBKC 1H20	FHN 2H20	2020 Combined (b)	2020	2021	2022	1Q23	2023 Annualized
Noninterest expense (GAAP)	a	$623	$372	$1,095	$2,090	$1,718	$2,095	$1,953	$478	$1,938
Plus notable items (GAAP) (a)		(20)	(18)	(150)	(187)	(169)	(212)	(158)	(21)	(86)
Adjusted Noninterest expense (Non-GAAP)	b	603	354	946	1,903	1,549	1,883	1,795	457	1,852
Revenue (GAAP)	c	989	611	2,165	3,765	3,155	3,070	3,208	859	3,483
Taxable-equivalent adjustment		5	1	6	12	11	12	13	4	16
Revenue - Taxable -equivalent (Non-GAAP)		994	612	2,172	3,778	3,166	3,082	3,221	863	3,498
Plus notable items (GAAP) (a)		-	(6)	(533)	(538)	(533)	23	(51)	-	-
Adjusted revenue (Non-GAAP)	d	$994	$606	$1,639	$3,239	$2,633	$3,105	$3,170	$863	$3,498
Efficiency ratio (GAAP)	a/c	63%	61%	51%	56%	54%	68%	61%	56%	56%
Adjusted efficiency ratio (Non-GAAP)	b/d	61%	58%	58%	59%	59%	61%	57%	53%	53%

Numbers may not foot due to rounding.

(a) *Amounts adjusted for notable items as detailed on page 105.*

(b) *FHN and IBKC MOE closed in July 2020; 2020 data includes combined FHN/IBKC data for 1Q20. Combined financial information adds together historical unaudited information from legacy FHN and legacy IBKC without any adjustments, eliminations, or analysis required by GAAP purchase accounting or the SEC's pro-forma rules.*

104

Reconciliation to GAAP financials

(in millions)

Notable Items:	Line Item	2017	2018	2019	2020	2021	2022	1Q22	1Q23	Legacy FHN 1H20	Legacy IBKC 1H20	FHN 2H20	2020 Combined (c)
Purchase accounting gain (a)	All other noninterest income	$ -	$ -	$ -	$ 533	$ (1)	$ -	$ -	$ -	$ -	$ -	$ 533	$ 533
Gain related to equity securities investments	All other noninterest income	(14)	213	-	-	-	16	6	-	-	6	-	6
Gain on sale of mortgage servicing rights	Mortgage banking (noninterest income)	-	-	-	-	-	12	-	-	-	-	-	-
Gain on sale of title services business	All other noninterest income	-	-	-	-	-	22	-	-	-	-	-	-
Merger/acquisition-related income items	All other noninterest income	-	(2)	-	-	5	1	(0)	-	-	-	-	-
Other notable income items	All other noninterest income	-	9	-	-	(26)	-	-	-	-	-	-	-
Non-PCD provision expense	Provision expense	-	-	-	(147)	-	-	-	-	-	-	-	-
Merger/Acquisition-related expense items	Various (noninterest expense)	61	98	39	155	187	136	37	21	20	14	135	168
Restructuring and Rebranding initiatives	Various (noninterest expense)	-	-	61	-	-	-	-	-	-	-	-	-
Other notable expenses (b)	Primarily all other noninterest expense	30	4	14	15	26	22	-	-	-	4	15	15
Total Impact of Notable items		**$ 106**	**$ (118)**	**$ 114**	**$ (510)**	**$ 235**	**$ 107**	**$ 32**	**$ 21**	**$ 20**	**$ 13**	**$ (383)**	**$ (355)**
Tax impact of Notable items		$ (6)	$ (40)	$ 24	$ 78	$ 56	$ 25	$ 7	$ 6	$ 4	$ 2	$ 74	$ 80

Numbers may not foot due to rounding
(a) Purchase accounting gain is nontaxable income.
(b) 2018, 2019, 2021 and 2022 includes $4 million, $4 million, $19 million and $22 million, respectively of Visa derivative valuation expense; 2019 and 2020 includes $11 million and $15 million, respectively of charitable contributions; 2017 includes $40.0 million of litigation-related charges and 2017 includes $(20) million of repurchase provision expense.
(c) FHN and IBKC MOE closed in July 2020; 2020 data includes combined FHN/IBKC data for 1Q20. Combined financial information adds together historical unaudited information from legacy FHN and legacy IBKC without any adjustments, eliminations, or analysis required by GAAP purchase accounting or the SEC's pro-forma rules.

105

Reconciliation to GAAP financials

Regional Banking (a)

(in billions)		*Legacy FHN*		*Legacy IBKC*		*Combined FHN (b)*			
Combined Historical Deposit and Loan Growth		**1Q20**		**1Q20**		**1Q20**		**1Q23**	**Growth**
Deposits	$	27.6	$	24.8	$	52.3	$	57.2	9%
Loans	$	17.8	$	21.3	$	39.0	$	42.3	8%

(in millions)		*Legacy FHN*		*Legacy IBKC*		*FHN*		*Combined FHN (b)*									
Pre-provision net revenue ("PPNR")		**1H20**		**1H20**		**2H20**		**2020**		**2021**		**2022**		**1Q23**		**1Q23 Annualized**	**CAGR**
Total Revenue (GAAP)	$	541	$	458	$	1,091	$	2,089	$	2,202	$	2,398	$	693	$	2,810	10%
Noninterest expense (GAAP)		337		276		566		1,179		1,139		1,234		322		1,306	3%
Pre-provision net revenue ("PPNR") (Non-GAAP)		204		181		525		910		1,063		1,164		371		1,504	18%
Provision for credit losses (GAAP)		200		185		192		577		(229)		94		41		168	-34%
Income before income taxes (GAAP)	$	4	$	(3)	$	333	$	334	$	1,292	$	1,070	$	329	$	1,336	59%

(in billions)									
Loans excl PPP		**2020**		**2021**		**2022**		**1Q23**	**CAGR**
Period end loans (GAAP)	$	40.3	$	37.9	$	41.6	$	42.3	2%
Less: PPP (GAAP)		3.8		1.0		0.1		0.0	
Total loans excl PPP (Non-GAAP)		36.4		36.9		41.6		42.2	7%
Total consumer loans (GAAP)		11.6		10.8		12.5		12.9	
Total commercial loans excl PPP (Non-GAAP)		24.9		26.1		29.1		29.4	
Total CRE loans (GAAP)		7.3		7.6		8.0		8.0	4%
Total C&I loans excl PPP (Non-GAAP)		17.6		18.5		21.1		21.4	9%
Plus: PPP (GAAP)		3.8		1.0		0.1		0.0	
Total C&I loans (GAAP)	$	21.4	$	19.5	$	21.2	$	21.5	0%

Numbers may not foot due to rounding
(a) Segment data presented on current allocation methodology; all periods have been represented for comparability.
(b) FHN and IBKC MOE closed in July 2020; 2020 data includes combined FHN/IBKC data for 1Q20. Combined financial information adds together historical unaudited information from legacy FHN and legacy IBKC without any adjustments, eliminations, or analysis required by GAAP purchase accounting or the SEC's pro-forma rules.

106

Reconciliation to GAAP financials

Specialty Banking (a)

(in millions)	*Legacy FHN*	*Legacy IBKC*	*FHN*	*Combined FHN (b)*					
Pre-provision net revenue ("PPNR")	**1H20**	**1H20**	**2H20**	**2020**	**2021**	**2022**	**1Q23**	**1Q23 Annualized**	**CAGR**
Specialty Banking									
Total Revenue (GAAP)	$ 468	$ 124	$ 684	$ 1,277	$ 1,217	$ 869	$ 179	$ 726	
Noninterest expense (GAAP)	223	72	275	570	570	440	91	370	
Pre-provision net revenue ("PPNR") (Non-GAAP)	245	52	409	706	647	429	88	356	-20%
Provision for credit losses (GAAP)	72	13	44	130	(64)	14	10	39	
Income before income taxes (GAAP)	$ 173	$ 39	$ 365	$ 577	$ 711	$ 415	$ 78	$ 316	-18%
Countercyclical									
Total Revenue (GAAP)	$ 330	$ 69	$ 478	$ 877	$ 793	$ 441	$ 73	$ 295	
Noninterest expense (GAAP)	186	52	214	451	446	321	66	268	
Pre-provision net revenue ("PPNR") (Non-GAAP)	144	17	264	425	347	119	7	28	-59%
Provision for credit losses (GAAP)	3	-	4	7	4	4	-	2	
Income before income taxes (GAAP)	$ 141	$ 17	$ 260	$ 418	$ 344	$ 115	$ 7	$ 27	-60%
Specialty lending									
Total Revenue (GAAP)	$ 139	$ 55	$ 206	$ 400	$ 424	$ 428	$ 106	$ 430	
Noninterest expense (GAAP)	37	20	61	119	124	119	25	103	
Pre-provision net revenue ("PPNR") (Non-GAAP)	101	35	145	281	299	309	81	328	5%
Provision for credit losses (GAAP)	69	13	40	122	(68)	10	9	38	
Income before income taxes (GAAP)	$ 32	$ 22	$ 105	$ 159	$ 367	$ 299	$ 71	$ 289	22%

	2020	**2021**	**2022**	**1Q23**	**CAGR**
Period end loans (GAAP)	$ 17.2	$ 16.3	$ 16.0	$ 16.3	(2%)
MWL (GAAP)	5.4	4.5	2.3	2.1	
Total loans excl MWL (Non-GAAP)	11.8	11.8	13.7	14.2	9%

Numbers may not foot due to rounding

(a) *Segment data presented on current allocation methodology, all periods have been represented for comparability.*

(b) *FHN and IBKC MOE closed in July 2020; 2020 data includes combined FHN/IBKC data for 1Q20. Combined financial information adds together historical unaudited information from legacy FHN and legacy IBKC without any adjustments, eliminations, or analysis required by GAAP purchase accounting or the SEC's pro-forma rules.*

107